                                                                    EXHIBIT 10.1

                                  $200,000,000

                           FOURTH AMENDED AND RESTATED
                                CREDIT AGREEMENT
                                   dated as of
                                 April 9, 1997,
                                       and
                           amended and restated as of
                                 July 30, 2003,

                                      among

                                Foot Locker, Inc.

                          The Subsidiaries Party Hereto

                             The Banks Party Hereto

                              The Bank of New York,
                        as Administrative Agent, LC Agent
                               and Swingline Bank

                            BNY Capital Markets, Inc.
                         Banc of America Securities LLC,
                   as Co-Lead Arrangers and Joint Book Runners

                              Bank of America, N.A.
                              JPMorgan Chase Bank,
                            as Co-Syndication Agents

                                       and

                       Wachovia Bank, National Association
                              Fleet National Bank,
                           as Co-Documentation Agents

                               TABLE OF CONTENTS

                                                                                                 PAGE
                                                                                                 ----
                                           ARTICLE 1
                                          DEFINITIONS

SECTION 1.01.  Definitions.....................................................................    1
SECTION 1.02.  Accounting Terms and Determinations.............................................   21
SECTION 1.03.  Types of Borrowings.............................................................   22

                                           ARTICLE 2
                                          THE CREDITS

SECTION 2.01.  Commitments to Lend.............................................................   22
SECTION 2.02.  Notice of Committed Borrowing...................................................   24
SECTION 2.03.  Money Market Borrowings.........................................................   24
SECTION 2.04.  Notice to Banks; Funding of Loans...............................................   29
SECTION 2.05.  Evidence of Debt................................................................   30
SECTION 2.06.  Maturity of Loans; Mandatory Prepayments of Loans...............................   31
SECTION 2.07.  Interest Rates..................................................................   32
SECTION 2.08.  Method of Electing Interest Rates...............................................   34
SECTION 2.09.  Facility Fees...................................................................   36
SECTION 2.10.  Optional Termination or Reduction of Commitments................................   36
SECTION 2.11.  Mandatory Termination of Commitments............................................   37
SECTION 2.12.  Optional and Mandatory Prepayments..............................................   37
SECTION 2.13.  General Provisions as to Payments...............................................   38
SECTION 2.14.  Funding Losses..................................................................   39
SECTION 2.15.  Computation of Interest and Fees................................................   40
SECTION 2.16.  Letters of Credit...............................................................   40
SECTION 2.17.  Swingline Loans.................................................................   46

                                            ARTICLE 3
                                           CONDITIONS

SECTION 3.01.  Effective Date..................................................................   49
SECTION 3.02.  Consequences of Effectiveness...................................................   50
SECTION 3.03.  Extensions of Credit............................................................   51
SECTION 3.04.  Amendment of Security Agreement.................................................   51

                                                                                                 PAGE
                                                                                                 ----
                                            ARTICLE 4
                                 REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Corporate Existence and Power...................................................   52
SECTION 4.02.  Corporate and Governmental Authorization; No Contravention......................   52
SECTION 4.03.  Binding Effect..................................................................   52
SECTION 4.04.  Financial Statements............................................................   52
SECTION 4.05.  Litigation......................................................................   52
SECTION 4.06.  Compliance with Laws............................................................   53
SECTION 4.07.  Compliance with ERISA...........................................................   53
SECTION 4.08.  Environmental Matters...........................................................   53
SECTION 4.09.  Taxes...........................................................................   53
SECTION 4.10.  Subsidiaries....................................................................   54
SECTION 4.11.  Not an Investment Company.......................................................   54
SECTION 4.12.  Full Disclosure.................................................................   54
SECTION 4.13.  Ranking.........................................................................   54

                                            ARTICLE 5
                                            COVENANTS

SECTION 5.01.  Information.....................................................................   55
SECTION 5.02.  Maintenance of Property; Insurance..............................................   58
SECTION 5.03.  Conduct of Business and Maintenance of Existence................................   58
SECTION 5.04.  Compliance with Laws............................................................   59
SECTION 5.05.  Inspection of Property, Books and Records.......................................   59
SECTION 5.06.  Negative Pledge.................................................................   59
SECTION 5.07.  Minimum Consolidated Tangible Net Worth.........................................   61
SECTION 5.08.  Leverage Ratio..................................................................   61
SECTION 5.09.  Limitation on Debt of Subsidiaries..............................................   62
SECTION 5.10.  Fixed Charge Coverage Ratio.....................................................   62
SECTION 5.11.  Consolidations, Mergers and Sales of Assets.....................................   62
SECTION 5.12.  Use of Proceeds.................................................................   63
SECTION 5.13.  Limitation on Capital Expenditures..............................................   63
SECTION 5.14.  Investments and Business Acquisitions...........................................   64
SECTION 5.15.  Restricted Payments.............................................................   65
SECTION 5.16.  Transactions with Affiliates....................................................   65
SECTION 5.17.  Additional Guarantors...........................................................   65
SECTION 5.18.  Collateral Documents; Release of Liens..........................................   66
SECTION 5.19.  Provisions Relating to European Entities Holding Companies
        and FL Europe Holdings.................................................................   67

                                                                                                 PAGE
                                                                                                 ----
                                           ARTICLE 6
                                           DEFAULTS

SECTION 6.01.  Events of Defaults..............................................................   68
SECTION 6.02.  Notice of Default...............................................................   71
SECTION 6.03.  Cash Cover......................................................................   71

                                    ARTICLE 7
 THE ADMINISTRATIVE AGENT, CO-LEAD ARRANGERS, CO-DOCUMENTATION AGENTS AND CO-SYNDICATION AGENTS

SECTION 7.01.  Appointment and Authorization...................................................   71
SECTION 7.02.  Agents and Affiliates...........................................................   72
SECTION 7.03.  Obligations of the Co-Documentation Agents and Co-Syndication Agents............   72
SECTION 7.04.  Obligations of Administrative Agent and Co-Lead Arrangers.......................   72
SECTION 7.05.  Consultation with Experts.......................................................   72
SECTION 7.06.  Liability of Agents and Co-Lead Arrangers.......................................   72
SECTION 7.07.  Indemnification.................................................................   73
SECTION 7.08.  Credit Decision.................................................................   73
SECTION 7.09.  Successor Administrative Agent..................................................   73
SECTION 7.10.  Administrative Agent's Fees.....................................................   74

                                           ARTICLE 8
                                   CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair........................   74
SECTION 8.02.  Illegality......................................................................   75
SECTION 8.03.  Increased Cost and Reduced Return...............................................   75
SECTION 8.04.  Taxes...........................................................................   78
SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed Rate Loans.......................   80
SECTION 8.06.  Substitution of Bank............................................................   81

                                           ARTICLE 9
                                        MISCELLANEOUS

SECTION 9.01.  Notices.........................................................................   81
SECTION 9.02.  No Waivers......................................................................   82
SECTION 9.03.  Expenses; Indemnification.......................................................   82
SECTION 9.04.  Sharing of Set-offs.............................................................   83
SECTION 9.05.  Amendments and Waivers..........................................................   84

                                                                                                 PAGE
                                                                                                 ----
SECTION 9.06.  Successors and Assigns..........................................................   84
SECTION 9.07.  No-Reliance on Margin Stock.....................................................   87
SECTION 9.08.  Governing Law; Submission to Jurisdiction.......................................   87
SECTION 9.09.  Counterparts....................................................................   87
SECTION 9.10.  WAIVER OF JURY TRIAL............................................................   87
SECTION 9.11.  Judgment Currency...............................................................   88

                                           ARTICLE 10
                                           GUARANTY

SECTION 10.01.  The Guaranty...................................................................   88
SECTION 10.02.  Guaranty Unconditional.........................................................   88
SECTION 10.03.  Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances....   89
SECTION 10.04.  Waiver by the Company..........................................................   90
SECTION 10.05.  Subrogation....................................................................   90
SECTION 10.06.  Stay of Acceleration...........................................................   90

Commitment Schedule
Pricing Schedule
Schedule 1.01(a) Material Trademarks
Schedule 5.06    Existing Capital Leases
Schedule 5.14(a) Existing Investments
Schedule 5.14(c) Seller Notes

Exhibit A   Form of Note

Exhibit B   Form of Swingline Note

Exhibit C   Form of Money Market Quote Request

Exhibit D   Form of Invitation for Money Market Quotes

Exhibit E   Form of Money Market Quote

Exhibit F   Form of Security Agreement

Exhibit G   Form of Pledge Agreement

Exhibit H   Form of Guarantee Agreement

                                                                            PAGE
                                                                            ----
Exhibit I   Form of Assignment and Assumption Agreement

Exhibit J   Form of Notice of Committed Borrowing

Exhibit K   Form of Confirmation Agreement

         FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 9, 1997 and amended and restated as of July 30, 2003 among FOOT LOCKER, INC., the SUBSIDIARIES party hereto, the BANKS party hereto, THE BANK OF NEW YORK, as Administrative Agent, LC Agent and Swingline Bank and the CO-LEAD ARRANGERS party hereto.

         WHEREAS, the Company, the banks party thereto (the "EXISTING BANKS"), the co-agents party thereto, Bank of America, N.A. (formerly known as Bank of America National Trust & Savings Association), as Documentation Agent, The Bank of New York, as Administrative Agent, LC Agent and Swingline Bank, and the Lead Arrangers party thereto are parties to a Third Amended and Restated Credit Agreement dated as of April 9, 1997 and amended and restated as of March 19, 1999 and further amended as of July 1, 2002 and November 22, 2002 (as in effect immediately prior to the effectiveness of this Amended Agreement (as defined in Section 1.01 below), the "EXISTING CREDIT AGREEMENT");

         WHEREAS, the parties to the Existing Credit Agreement desire to amend and restate the Existing Credit Agreement as provided in this Amended Agreement subject to the terms and conditions set forth in Section 3.01 hereof;

         NOW, THEREFORE, the Existing Credit Agreement is amended and restated in its entirety as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

         "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.07(b).

         "ADMINISTRATIVE AGENT" means The Bank of New York, in its capacity as administrative agent for the Banks under the Loan Documents, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Company) duly completed by such Bank.

         "AFFILIATE" means, (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "CONTROLLING PERSON") or
(ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "AGENTS" means the LC Agent, the Co-Documentation Agents, the Co-Syndication Agents and the Administrative Agent.

         "AGGREGATE LC EXPOSURE" means, at any time, the sum, without duplication, of (i) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus
(ii) the aggregate unpaid amount of all Reimbursement Obligations outstanding at such time.

         "AGREEMENT", when used in reference to this Agreement, means the Amended Agreement, as it may be further amended or amended and restated from time to time.

         "AMENDED AGREEMENT" means this Amended and Restated Credit Agreement dated as of April 9, 1997 and amended and restated as of July 30, 2003.

         "ANNUAL RENT EXPENSE" means, as of the end of each Fiscal Year (the "RELEVANT FISCAL YEAR") and the end of each of the first three Fiscal Quarters of the next Fiscal Year, the total rent expense (net of sublease income) of the Company and its Consolidated Subsidiaries for the Relevant Fiscal Year, calculated in the same manner as the $505,000,000 amount shown as such total rent expense (net of sublease income) for Fiscal Year 2002 under the heading "LEASES" on page 44 of the Company's 2002 Annual Report to its shareholders.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) of any asset by the Company or any of its Subsidiaries, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, and any sale of any interest in real estate (including without limitation a leasehold interest), including without limitation any disposition of a leasehold interest to the relevant landlord by way of early termination thereof, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and obsolete, unused or unnecessary equipment, in each case in the ordinary course of business, (ii) dispositions of assets to the Company or a Subsidiary; provided that any such dispositions by an Obligor to a Subsidiary that is not a Subsidiary Guarantor shall be excluded pursuant to this clause
(ii) only if consummated in the ordinary course of business, and (iii) any disposition of assets not described in clauses (i) and (ii) hereof consummated in any Fiscal Year, but only to the extent that the Net Cash Proceeds therefrom, together with the Net Cash Proceeds of all other dispositions consummated in such Fiscal Year and not constituting an "Asset Sale" by reliance on this clause
(iii), do not exceed $5,000,000.

         "ASSIGNEE" has the meaning set forth in Section 9.06.

         "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors. The term "BANK" does not include the Swingline Bank in its capacity as such.

         "BANK PARTIES" means the Banks, the Swingline Bank, the Agents and the Co-Lead Arrangers.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

         "BASE RATE MARGIN" has the meaning set forth in Section 2.07(a).

         "BORROWER" means the Company or any Subsidiary Borrower, as the context may require, and their respective successors, and "BORROWERS" means all of the foregoing. When used in connection with a particular Loan or Swingline Loan or Letter of Credit, the term "BORROWER" means the borrower (or proposed borrower) of such Loan or Swingline Loan or the borrower on whose request such

Letter of Credit is (or is proposed to be) issued. As the context may require, the terms "BORROWER" and "BORROWERS" includes the Company in its capacity as guarantor of the obligations of the Subsidiary Borrowers hereunder.

         "BORROWING" has the meaning set forth in Section 1.03.

         "BUSINESS ACQUISITION" means (i) an Investment by the Company or any of its Subsidiaries in any other Person (including an Investment by way of acquisition of securities of any other Person) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitute substantially all the assets of such Person or any division or other business unit of such Person. The description of any transaction as falling within the above definition does not affect any limitation on such transaction imposed by Article 5 of this Agreement.

         "CO-DOCUMENTATION AGENTS" means Wachovia Bank, National Association and Fleet National Bank, each in its capacity as a co-documentation agent for the credit facility provided hereunder.

         "CO-LEAD ARRANGERS" means BNY Capital Markets, Inc. and Banc of America Securities LLC, each in its capacity as a co-lead arranger for the credit facility provided hereunder.

         "CO-SYNDICATION AGENTS" means Bank of America, N.A. and JPMorgan Chase Bank, each in its capacity as a co-syndication agent for the credit facility provided hereunder.

         "COLLATERAL" means the collateral purported to be subject to the Liens of all the Collateral Documents.

         "COLLATERAL DOCUMENTS" means the Security Agreement, the Pledge Agreement, each mortgage entered into pursuant to Section 5.18 and any additional security agreements, pledge agreements, mortgages or other agreements required to be delivered pursuant to the Loan Documents to secure the obligations of the Obligors under the Loan Documents (including without limitation any additional pledge agreements delivered by any Obligor pursuant to the provisions of the Pledge Agreement), and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

         "COLLATERAL TRIGGER DATE" means the first date on or after the date on which the Investment Grade Condition is satisfied on which the Company's senior unsecured long-term debt securities are not rated at least (i) BBB- by S&P and (ii) Baa3 by Moody's.

         "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the Commitment Schedule (or, in the case of an Assignee, the portion of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(c)), in each case as such amount may be reduced from time to time pursuant to Sections 2.10 and 2.11 or changed as a result of an assignment pursuant to Section 8.06 or 9.06(c). The term "COMMITMENT" does not include the Swingline Commitment.

         "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

         "COMMITTED LOAN" means a loan made or to be made by a Bank pursuant to
Section 2.01 or Section 2.17(f); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "COMMITTED LOAN" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "COMPANY" means Foot Locker, Inc. (formerly known as Venator Group, Inc.), a New York corporation, and its successors.

         "COMPANY'S 2002 FORM 10-K" means the Company's annual report on Form 10-K for the 2002 Fiscal Year, as filed with the SEC pursuant to the Exchange Act.

         "CONFIRMATION AGREEMENT" means the Confirmation Agreement to be entered into among the Company, the Subsidiary Guarantors and the Administrative Agent, substantially in the form of Exhibit K, as amended from time to time.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the gross additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries for such period, as the same are or would be set forth in the cash flow statement of the Company and its Consolidated Subsidiaries for such period (if such statement were prepared for such period), but excluding any such expenditures constituting a Business Acquisition permitted pursuant to Section 5.14 to the extent that the consideration paid by the Company and its Subsidiaries with respect thereto consists solely of common stock of the Company.

         "CONSOLIDATED DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date in accordance with generally accepted accounting principles.

         "CONSOLIDATED TANGIBLE NET WORTH" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries as of such date less their consolidated goodwill as of such date, adjusted to exclude the effect of any changes after February 1, 2003 in the cumulative foreign currency translation adjustments.

         "CONTINUING DIRECTOR" means at any date a member of the Company's board of directors who was either (i) a member of such board twelve months prior to such date or (ii) nominated for election to such board by at least two-thirds of the Continuing Directors then in office.

         "CREDIT EXPOSURE" means, as to any Bank at any time:

                  (i) the amount of its Commitment (whether used or unused) at such time; or

                  (ii) if the Commitments have terminated in their entirety, the sum of (x) its Outstanding Committed Amount and (y) the aggregate outstanding principal amount of its Money Market Loans, all determined at such time after giving effect to any prior assignments by or to such Bank pursuant to Section 8.06 or 9.06.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.06 and the definition of Material Debt, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Guarantees by such Person of

Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the maximum amount of such other Person's Debt Guaranteed thereby).

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, when used in Section 2.16 with respect to any action to be taken by or with respect to the LC Agent, the term "DOMESTIC BUSINESS DAY" shall not include any day on which commercial banks are authorized by law to close in the jurisdiction where the LC Office of the LC Agent is located.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent.

         "DOMESTIC LOANS"  means Base Rate Loans.

         "EBIT" means, for any period, the sum of (i) the consolidated net income of the Company and its Consolidated Subsidiaries for such period plus
(ii) to the extent deducted in determining such consolidated net income, the sum of (A) Interest Expense, (B) income taxes, (C) the after-tax effect of any extraordinary non-cash losses (or minus the after-tax effect of any extraordinary non-cash gains), (D) the before-tax effect of any non-recurring non-cash losses that are not classified as extraordinary losses (or minus the before-tax effect of any non-recurring non-cash gains that are not classified as extraordinary gains) and (E) any pre-tax loss (or minus any pre-tax gain) on the sale of any ownership or leasehold interest in real property.

         "EBITDA" means, for any period, (i) EBIT for such period plus (ii) to the extent deducted in determining consolidated net income for such period, depreciation and amortization.

         "EFFECTIVE DATE" has the meaning set forth in Section 3.01.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, injunctions, permits, licenses and agreements relating to the protection of the environment, to the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or wastes or the clean-up or other remediation thereof.

         "EQUITY ISSUANCE" means any issuance of equity securities, or any sale or other transfer of treasury stock, by the Company or any of its Subsidiaries, other than (i) equity securities issued to, or treasury stock sold or transferred to, the Company or any of its Subsidiaries, (ii) common stock of the Company issued as consideration for a Business Acquisition permitted pursuant to
Section 5.14 and (iii) equity securities of the Company issued pursuant to employee stock plans in an aggregate amount not to exceed $5,000,000.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under subsection (b), (c), (m) or
(o) of Section 414 of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

         "EURO-DOLLAR LOAN" means a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

         "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.07(b).

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.07(b) on the basis of an Adjusted London Interbank Offered Rate.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of The Bank of New York, Bank of America, N.A., and JPMorgan Chase Bank.

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.07(b).

         "EUROPEAN ENTITIES" means Foot Locker Europe, B.V., Foot Locker UK Limited, Foot Locker France S.A.S., Foot Locker Austria GmbH, Foot Locker Italy S.r.l., Foot Locker Netherlands B.V., Foot Locker Belgium BVBA, Freedom Sportsline Limited, Foot Locker Sweden Aktiebolag, Foot Locker Denmark ApS, and Foot Locker Artigos desportivos e de tempos livres, Lda.

         "EUROPEAN ENTITIES FOREIGN SPECIFIED TRADEMARKS" means Foreign Specified Trademarks (as such term is defined in the Security Agreement) that are registered in any European country or the European Union.

         "EUROPEAN ENTITIES HOLDING COMPANIES" means FLE Management, FLE CV GP, Foot Locker Europe CV LP, FLE CV, FLE Holdings, B.V. and any other Subsidiary that is a direct or indirect holding company of the capital stock or other equity interests of FLE Holdings, B.V.

         "EUROPEAN RESTRUCTURING" means the transfer by the Company of (i) all the capital stock or other equity interests of the European Entities to FLE Holdings, B.V., and (ii) the European Entities Foreign Specified Trademarks to FL Europe Holdings, in each case substantially on the terms described by the Company to the Banks prior to November 22, 2002.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "EXTENSION OF CREDIT" means the making of a Loan or a Swingline Loan or the issuance or extension of a Letter of Credit.

         "FACILITY FEE RATE" has the meaning set forth in Section 2.09.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Bank of New York on such day on such transactions as determined by the Administrative Agent.

         "FISCAL QUARTER" means a fiscal quarter of the Company.

         "FISCAL YEAR" means a fiscal year of the Company. A Fiscal Year is identified by the calendar year which includes approximately eleven months of such Fiscal Year (e.g., Fiscal Year 2000 refers to the Fiscal Year that ended on February 3, 2001).

         "FIXED CHARGE COVERAGE RATIO" means, at the last day of any Fiscal Quarter, the ratio of (i) the sum of EBIT plus 1/3 of Annual Rent Expense, in each case for the four consecutive Fiscal Quarters then ended to (ii) the sum of Interest Expense plus 1/3 of Annual Rent Expense, in each case for the same four consecutive Fiscal Quarters.

         "FIXED RATE LOAN" means any loan except a Loan that bears interest at the Base Rate.

         "FL EUROPE HOLDINGS" means FL Europe Holdings, Inc., a Delaware corporation.

         "FLE CV" means FLE CV, a Dutch limited partnership.

         "FLE CV GP" means FLE CV GP, LLC, a Delaware limited liability company.

         "FLE MANAGEMENT" means FLE CV Management, Inc., a Delaware corporation.

         "FOOT LOCKER EUROPE CV LP" means Foot Locker Europe CV LP, LLC, a Delaware limited liability company.

         "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of a jurisdiction, and conducting substantially all its operations, outside the United States.

         "GROUP OF LOANS" or "GROUP" means at any time a group of Committed Loans consisting of (i) all Committed Loans to the same Borrower which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans to the same Borrower which have the same Interest Period at such time; provided that if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to
Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

         "GUARANTEE AGREEMENT" means the Guarantee Agreement dated as of the Effective Date among the initial Subsidiary Guarantors and the Administrative Agent, substantially in the form of Exhibit H, as amended from time to time.

         "GUARANTOR" means the Company, in respect of its obligations under
Article 10, and any Subsidiary Guarantor, and "Guarantors" means all of them.

         "IMMATERIAL SUBSIDIARY" means at any time any Subsidiary that (i) does not hold any material patents, trademarks or other intellectual property, (ii) on a consolidated basis, together with its Subsidiaries, holds assets with an aggregate fair market value of less than $2,000,000, (iii) on a consolidated basis, together with its Subsidiaries, does not account for more than 1% of the consolidated revenues of the Company and its Consolidated Subsidiaries and (iv) on a consolidated basis, together with its Subsidiaries, does not have consolidated net income in excess of $500,000. The determinations in clauses
(ii), (iii) and (iv) shall be made on the basis of the financial statements most recently delivered by the Company to the Banks pursuant to Sections 5.01(a) or 5.01(b), as the case may be. The parties hereto acknowledge and agree that each of the trademarks listed on Schedule 1.01(a) is a material trademark.

         "INDEMNITEE" has the meaning set forth in Section 9.03(b).

         "INDENTURE" means the Indenture dated as of October 10, 1991 between the Company and The Bank of New York, as Trustee, as in effect on the Effective Date.

         "INTEREST EXPENSE" means, for any period, the consolidated interest expense (net of interest income) of the Company and its Consolidated Subsidiaries for such period, calculated in the same manner as the amounts shown as "INTEREST EXPENSE, NET" under the heading "INTEREST EXPENSE" on page 19 of the Company's annual report incorporated by reference in the Company's 2002 Form 10-K.

         "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each Money Market LIBOR Loan, the period commencing on the date such Loan is made and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Money Market Absolute Rate Loan, the period commencing on the date such Loan is made and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.03; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit, Guarantee or otherwise.

         "INVESTMENT GRADE CONDITION" means the satisfaction of the following: the Company's senior unsecured long-term debt securities shall not have been rated less than (i) BBB- by S&P and (ii) Baa3 by Moody's on each day of each of two consecutive Fiscal Quarters.

         "INVITATION FOR MONEY MARKET QUOTES" means an Invitation for Money Market Quotes substantially in the form of Exhibit D hereto.

         "LC AGENT" means The Bank of New York in its capacities as letter of credit agent in connection with the letter of credit facility provided hereunder and as the issuer of the letters of credit issued or to be issued hereunder, and its successors in such capacities.

         "LC COLLATERAL ACCOUNT" has the meaning set forth in the Security Agreement; provided that, at any time prior to the execution of the Security Agreement, "LC COLLATERAL ACCOUNT" shall mean a collateral account established pursuant to arrangements satisfactory to the LC Agent and the Administrative Agent.

         "LC EXPOSURE" means, with respect to any Bank at any time, an amount equal to its Pro Rata Share of the Aggregate LC Exposure at such time.

         "LC FEE RATE" has the meaning set forth in the Pricing Schedule.

         "LC INDEMNITEES" has the meaning set forth in Section 2.16(m).

         "LC OFFICE" means, with respect to the LC Agent, for any Letter of Credit, the office at which the LC Agent books such Letter of Credit.

         "LETTER OF CREDIT" means a letter of credit issued or to be issued hereunder by the LC Agent.

         "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of the Loan Documents, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset. The issuance of trade letters of credit for the account of the Company or any of its Subsidiaries to finance the purchase of inventory whereby title documents to the related goods are consigned to the order of the letter of credit issuer shall not be considered to create a "Lien" on inventory for the purposes of the Loan Documents. In addition, the parties hereto acknowledge and agree that precautionary UCC-1 filings made with respect to obligations of the Company or any of its Subsidiaries under operating leases do not constitute a "Lien".

         "LOAN" means a Committed Loan or a Money Market Loan and "LOANS" means Committed Loans or Money Market Loans or any combination of the foregoing. The term "LOAN" does not include a Swingline Loan.

         "LOAN DOCUMENTS" means this Agreement, the Guarantee Agreement, the Collateral Documents, the Notes and the Swingline Note.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(b).

         "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events by the Company or any of its Subsidiaries under any Property Insurance Policy or (ii) any award or other cash compensation with respect to any one or more related condemnations of property (or any transfer or disposition of property in lieu of condemnation) received by the Company or any of its Subsidiaries if, in the case of either clause (i) or (ii), the amount of such aggregate insurance proceeds or award or other cash compensation exceeds $500,000.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (ii) the ability of any Obligor to perform any payment obligation of such Obligor under the Loan Documents or (iii) the ability of any Bank Party to enforce any rights or remedies under the Loan Documents with respect to the Collateral or any payment obligation of any Obligor under the Loan Documents.

         "MATERIAL DEBT" means Debt (other than the Loans, Swingline Loans and Reimbursement Obligations) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000.

         "MATERIAL PLAN" means at any time a Plan (or any two or more Plans, each of which has Unfunded Liabilities) having aggregate Unfunded Liabilities in excess of $5,000,000.

         "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET ABSOLUTE RATE LOAN" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

         "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, or for its Loans to different Borrowers, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "MONEY MARKET LIBOR LOAN" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the rate applicable to Base Rate Loans by reason of clause (a) of Section 8.01).

         "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d).

         "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03 substantially in the form of Exhibit E hereto.

         "MONEY MARKET QUOTE REQUEST" means a Money Market Quote Request substantially in the form of Exhibit C hereto.

         "MOODY'S" means Moody's Investors Service, Inc., and its successors.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET CASH PROCEEDS" means, with respect to any Asset Sale (including for this purpose any disposition that would be an Asset Sale but for clause
(iii) of the definition of Asset Sale), an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such Asset Sale (including any cash proceeds received as income or other proceeds of any noncash proceeds of such Asset Sale or any amounts described in clause (z) in excess of amounts actually paid pursuant to post-closing purchase price adjustments), less

(w) any expenses reasonably incurred by such Person in respect of such Asset Sale, (x) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof (and required to be so discharged by the terms of such Debt), (y) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Company, giving effect to the overall tax position of the Company and its Subsidiaries) in respect of such Asset Sale and (z) any amounts constituting post-closing purchase price adjustments in respect of such Asset Sale, to the extent a reserve has been established with respect thereto in accordance with GAAP.

         "NOTES" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing such Borrower's obligation to repay the Loans made to it, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing or a Notice of Money Market Borrowing.

         "NOTICE OF COMMITTED BORROWING" has the meaning set forth in Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.08.

         "NOTICE OF MONEY MARKET BORROWING" has the meaning set forth in Section 2.03(f).

         "NOTICE OF SWINGLINE BORROWING" has the meaning set forth in Section 2.17(b).

         "OBLIGOR" means any Borrower or any Subsidiary Guarantor, and "OBLIGORS" means all of them.

         "OUTSTANDING COMMITTED AMOUNT" means, with respect to any Bank at any time, the sum of (i) the aggregate outstanding principal amount of its Committed Loans, (ii) its Pro Rata Share of the aggregate outstanding principal amount of the Swingline Loans (if any) and (iii) its LC Exposure, all determined at such time after giving effect to any prior assignments by or to such Bank pursuant to
Section 8.06 or 9.06(c).

         "PARENT" means, with respect to any Bank Party, any Person controlling such Bank Party.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PLEDGE AGREEMENT" means the Pledge Agreement entered into among the Company, the Subsidiary Guarantors and the Administrative Agent, substantially in the form of Exhibit G, as amended from time to time, pursuant to which (and to additional foreign pledge agreements referred to therein) each Obligor party thereto shall pledge the capital stock of each Subsidiary held by such Obligor, subject to the exceptions and limitations set forth therein.

         "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

         "PRIME RATE" means a rate of interest per annum equal to the rate of interest publicly announced from time to time in New York City by The Bank of New York as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

         "PRO RATA SHARE" means, with respect to any Bank at any time, a fraction the numerator of which is the amount of such Bank's Commitment at such time (or, if the Commitments have terminated in their entirety, such Bank's Commitment as in effect immediately prior to such termination) and the denominator of which is the Total Commitments at such time (or, if the Commitments have terminated in their entirety, Total Commitments as in effect immediately prior to such termination).

         "PROPERTY INSURANCE POLICY" means any insurance policy maintained by the Company or any of its Subsidiaries covering losses with respect to tangible real or personal property or improvements, but excluding coverage for losses from business interruption.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT OBLIGATION" means any obligation of a Borrower to reimburse the LC Agent pursuant to Section 2.16 for amounts paid by the LC Agent in respect of drawings under Letters of Credit issued upon the request and for the account of such Borrower, including any portion of any such obligation to which a Bank has become subrogated pursuant to paragraph (1) of Section 2.16(j).

         "REQUESTING BANKS" means at any time one or more Banks having at least 15% of the aggregate amount of the Commitments.

         "REQUIRED BANKS" means at any time Banks having at least 51% of the aggregate amount of the Credit Exposures at such time.

         "RESPONSIBLE OFFICER" means, with respect to any Obligor, its chief financial officer, its general counsel, its treasurer, any assistant treasurer or any other officer whose duties include the administration of this Agreement.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock of the same class) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other rights to acquire shares of the Company's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

         "S&P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc., and its successors.

         "SEC" means the Securities and Exchange Commission.

         "SECURITY AGREEMENT" means the Security Agreement entered into among the Company, the Subsidiary Guarantors and the Administrative Agent, substantially in the form of Exhibit F, as amended from time to time.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Company.

         "SUBSIDIARY BORROWERS" means Footlocker.com, Inc., a Delaware corporation, Foot Locker Retail, Inc., a New York corporation, Team Edition Apparel, Inc., a Florida corporation, Foot Locker Stores, Inc., a Delaware corporation, Foot Locker Specialty, Inc., a New York corporation, Foot Locker Europe B.V., a Netherlands corporation, Foot Locker Australia, Inc., a Delaware corporation and Foot Locker Canada Corporation, a Canadian corporation.

         "SUBSIDIARY GUARANTOR" means each Subsidiary that from time to time is a party to the Guarantee Agreement.

         "SWINGLINE BANK" means The Bank of New York, in its capacity as the Swingline Bank under the swingline facility described in Section 2.17, and its successors in such capacity.

         "SWINGLINE COMMITMENT" means the obligation of the Swingline Bank to make Swingline Loans in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.

         "SWINGLINE LOAN" means a loan made by the Swingline Bank pursuant to
Section 2.17(a).

         "SWINGLINE LOAN AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the Swingline Maturity Date.

         "SWINGLINE MATURITY DATE" means the day that is 30 days before the Termination Date.

         "SWINGLINE NOTE" means a promissory note of a Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of such Borrower to repay the Swingline Loans made to it.

         "TARGET DATE" means the first date on which the Loans to the Company are expressly rated at least BBB- by S&P and at least Baa3 by Moody's.

         "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-

1 by S&P and at least P-1 by Moody's, (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any Bank or any bank or trust company which is organized or licensed under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above or (v) in the case of Investments made by a Foreign Subsidiary, Investments substantially similar to those described in clauses (i) through (iv) and denominated in the local currency of the jurisdiction in which such Foreign Subsidiary conducts its operations; provided in each case that such Investment matures within one year after it is acquired by the Company or a Subsidiary.

         "TERMINATION DATE" means July 30, 2006, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day.

         "TOTAL COMMITMENTS" means, at any time, the aggregate amount of the Commitments (whether used or unused) at such time.

         "TOTAL USAGE" means, at any time, the sum of (i) the aggregate outstanding principal amount of all Loans and Swingline Loans and (ii) the Aggregate LC Exposure, all determined at such time.

         "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNITED STATES" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change in generally accepted accounting principles on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Banks wish to amend any provision hereof for such purpose), then such provision shall be applied on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower by one or more Banks pursuant to Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids).

                                    ARTICLE 2

                                   THE CREDITS

         SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrowers pursuant to this Section from time to time on and after the Effective Date and prior to the Termination Date; provided that, immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Loans and Swingline Loans):

                  (i) such Bank's Outstanding Committed Amount shall not exceed its Commitment;

                  (ii) the Total Usage shall not exceed the Total Commitments;
         and

                  (iii) subject to Section 3.03(c), the aggregate outstanding principal amount of Loans to the Company and Swingline Loans does not exceed $50,000,000.

Each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $2,500,000 or any larger multiple of $1,000,000, and each Euro-Dollar Borrowing shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000; provided that (x) any such Borrowing may be in an aggregate amount equal to the aggregate unused amount of the Commitments and (y) if such Borrowing is made on the Swingline Maturity Date, such Borrowing may be in the aggregate amount of the Swingline Loans outstanding on such date. Each such Borrowing shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits and subject to Section 2.11, the Borrowers may borrow under this Section, prepay Loans to the extent permitted by Section 2.13, and reborrow under this Section at any time prior to the Termination Date.

         SECTION 2.02. Notice of Committed Borrowing. (a) The Borrower shall give the Administrative Agent a notice substantially in the form of Exhibit J (a "NOTICE OF COMMITTED BORROWING") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing by it, and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing by it, specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (ii) the aggregate amount of such Borrowing, which shall be $2,500,000 or a larger multiple of $1,000,000 in the case of a Base Rate Borrowing or $5,000,000 or a larger multiple of $1,000,000 in the case of a Euro-Dollar Borrowing,

         (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate, and

         (iv) if such Borrowing is a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to such Borrower from time to time on or after the Target Date and prior to the Termination Date. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request so as to be received no later than 11:00 A.M. (New York City time) on
(x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $15,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iii) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

A Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request by any Borrower shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Money Market Quote Request by any Borrower.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Article 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

                           (A)   the proposed date of Borrowing,

                           (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                           (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                           (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the

                  "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

                           (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                           (A) is not substantially in conformity with Exhibit E
                  hereto or does not specify all of the information required by subsection (d)(ii);

                           (B) contains qualifying, conditional or similar
                  language, except an aggregate limitation permitted by subsection (d)(ii)(B)(z);

                           (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Money Market Quotes; or

                           (D) arrives after the time set forth in subsection
                  (d)(i).

         (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $15,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be,

                  (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement, and

                  (v) immediately after such Money Market Borrowing is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Loans and Swingline Loans),
         (1) the Total Usage shall not exceed the Total Commitments and (2) the aggregate outstanding principal amount of Loans to the Company shall not exceed $50,000,000.

         (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.

Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied (which determination may, in the case of Section 3.03(c), be based in part on information supplied by the LC Agent on the date of such Borrowing as to the Aggregate LC Exposure on such date), the Administrative Agent shall (i) apply the funds so received from the Banks to repay all Swingline Loans (if any) then outstanding, together with interest accrued thereon and any other associated expenses, and (ii) make the remainder of such funds available to the Borrower not later than 2:00 P.M. (New York City time) at the Administrative Agent's aforesaid address.

          (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.05. Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time.

          (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank's share thereof.

          (c) The entries made in the accounts maintained pursuant to subsections (a) and (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by any Bank or the Administrative Agent to maintain such accounts or any error therein shall not affect each Borrower's obligation to repay the Loans made to it in accordance with the terms of the Agreement.

         (d) No Notes are required, and the failure by any Bank to request a Note shall not affect the obligations of any Borrower under any Loan Documents. Any Bank may, by notice to a Borrower, request that such Borrower's obligation to repay such Bank's Loans, or such Bank's Loans of a particular type, to such Borrower be evidenced by a Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications if it evidences solely Loans of the relevant type. Each reference in this Agreement to the "NOTE" of such Borrower payable to the order of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require. Each Bank may record the date and amount of each Loan made by it to each Borrower on its Note of such Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each of its Loans to such Borrower then outstanding; provided that neither the failure by any Bank to make any such recordation or endorsement, nor any error therein, shall affect the obligations of any such Borrower under any Loan Documents. Each Bank is hereby irrevocably authorized by each Borrower so to endorse such Borrower's Note payable to the order of such Bank and to attach to and make a part of such Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans; Mandatory Prepayments of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

         (b) Each Money Market Loan included in any Money Market Borrowing shall mature and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         (c) To the extent the terms of any Debt issued by the Company or any of its Subsidiaries after March 19, 1999 would otherwise require the prepayment or repurchase (or offer to repurchase) of such Debt upon receipt by the Company or any of its Subsidiaries of cash proceeds of any Asset Sales (or any disposition of assets excluded from the definition of Asset Sale pursuant to clauses (i) through (iv) thereof) or any Major Casualty Proceeds (or any proceeds excluded from the definition of Major Casualty Proceeds pursuant to clauses (i) or (ii) thereof) but for the provisions of this subsection (c), upon receipt by the Company or any of its Subsidiaries of such cash proceeds, the Borrowers will prepay Loans and cash collateralize Letters of Credit in an amount equal to the amount that is necessary in order to excuse the Company or any of its Subsidiaries from prepaying or repurchasing (or offering to repurchase) such Debt.

         (d) During each Clean-Down Period there shall be at least fifteen consecutive days on which the sum of (i) the aggregate outstanding principal amount of all Committed Loans plus (ii) the aggregate outstanding principal amount of all Swingline Loans plus (iii) the aggregate amount of Reimbursement Obligations (excluding, for this purpose, any Reimbursement Obligation that is not yet overdue pursuant to Section 2.17(i)) does not exceed $50,000,000. The Borrowers will prepay Loans to the extent necessary to comply with the immediately preceding sentence. For purposes of this subsection (d), "CLEAN-DOWN PERIOD" means each period from and including the first day of the fourth Fiscal Quarter of each Fiscal Year to and including the last day of such Fiscal Quarter.

         (e) The prepayments and the cash collateralization (if applicable) to be made pursuant to subsections (c) and (d) shall be effected as follows: first, the Company shall prepay any Swingline Loans then outstanding, until all Swingline Loans have been paid in full, second, the Borrowers shall prepay any Committed Loans then outstanding, until all Committed Loans have been paid in full, third, the Borrowers shall deposit immediately available funds in the LC Collateral Account, until an amount equal to the then Aggregate LC Exposure has been deposited in the LC Collateral Account and fourth, the Borrowers shall prepay any Money Market Loans then outstanding (in the order in which they were made), until all Money Market Loans have been paid in full. Each Borrower making a prepayment pursuant to this subsection (e) shall give the Agent at least three Euro-Dollar Business Days' notice of such prepayment required.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due or is converted, at a rate per annum equal to the Base Rate plus the Base Rate Margin, in each case for such day. Subject to Section 2.06, such interest shall be payable for each calendar month in arrears on the last Domestic Business Day thereof and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on the date such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to such Base Rate Loan for such day.

         "BASE RATE MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

         "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Base Rate for such day) and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan immediately before such payment became due.

         (d) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market

Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

         (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of subsection (d) below and Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; or

                 (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent at least three Euro-Dollar Business

Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent at least three Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $2,500,000 or any larger multiple of $1,000,000 in the case of a Base Rate Borrowing or $5,000,000 or any larger multiple of $1,000,000 in the case of a Euro-Dollar Borrowing.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as,

Euro-Dollar Loans if a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent or when such conversion or continuation would otherwise be effective.

         SECTION 2.09. Facility Fees. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee, calculated for each day at the Facility Fee Rate for such day, on the amount of such Bank's Credit Exposure on such day. Such facility fees shall accrue for each day from and including the Effective Date to but excluding the day on which the Credit Exposures are reduced to zero and shall be payable quarterly in arrears on each June 19, September 19, December 19 and March 19 and on the day on which the Credit Exposures are reduced to zero. Upon any termination or reduction of the Commitments under Section 2.10, the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in accordance with their respective Pro Rata Shares, facility fees accrued to the date of such termination or reduction on the terminated or reduced portion of the Commitments.

         "FACILITY FEE RATE" means a rate per annum determined daily in accordance with the Pricing Schedule.

         SECTION 2.10. Optional Termination or Reduction of Commitments. (a) The Company may, without premium or penalty, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Bank has an Outstanding Committed Amount at such time or (ii) ratably reduce the Commitments from time to time, in each case by an aggregate amount of at least $5,000,000 or any larger multiple of $1,000,000; provided that immediately after such reduction:

                           (x) no Bank's Outstanding Committed Amount shall exceed its Commitment as so reduced;

                           (y) the Total Usage shall not exceed the Total Commitments; and;

                           (y) the aggregate outstanding principal amount of the Swingline Loans shall not exceed the Swingline Commitment.

Upon any such termination or reduction of the Commitments, the Administrative Agent shall promptly notify each Bank of such termination or reduction.

         (b) The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Swingline Commitment at any time, if no Swingline Loans are outstanding at such time.

         (c) If the Company wishes to replace this Agreement with another credit agreement at any time, the Company may, on the date when such other credit agreement becomes effective, terminate the Commitments hereunder and prepay any and all Committed Loans and Swingline Loans then outstanding hereunder; provided that:

                  (i) the Company notifies each Bank as to the possibility of such termination and such prepayment (if any) at least three Euro-Dollar Business Days prior thereto;

                  (ii) the Company gives definitive notice of such termination and such prepayment (if any) to the Administrative Agent before 10:00 A.M. (New York City time) on the date of such termination;

                  (iii) all Committed Loans, Swingline Loans and Reimbursement Obligations outstanding on the date of such termination (together with accrued interest thereon) are paid in full on such date;

                  (iv) in connection with any prepayment of Committed Loans or Swingline Loans on such date, the Company complies with the requirements of subsections (a) and (b) of Section 2.12, Section 2.14 and subsection (d) of Section 2.17 in all respects except the timing of definitive notice of such prepayment; and

                  (v) no Letter of Credit issued hereunder remains outstanding after the date of such termination unless the LC Agent shall have agreed to allow such Letter of Credit to remain outstanding after the Commitments (and the Banks' participations in such Letter of Credit) terminate.

         SECTION 2.11. Mandatory Termination of Commitments. (a) The Commitments shall terminate on the Termination Date and any Committed Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         (b) The Swingline Commitment shall terminate on the Swingline Maturity Date and any Swingline Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.12. Optional and Mandatory Prepayments. (a) The Borrower may upon at least one Domestic Business Day's notice to the Administrative Agent, prepay the Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate by reason of clause (a) of Section 8.01) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks (or the Money Market Loans included in such Money Market Borrowing).

         (b) Subject to Section 2.14, the Borrower may, upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such a Group, in whole at any time, or from time to time in part in amounts aggregating $1,000,000 (or $5,000,000, in the case of a Group of Base Rate Loans) or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

         (c) In connection with any substitution of Banks pursuant to Section 8.06, the Borrower may prepay the Loans of the Bank being replaced, as provided in clause (ii) of Section 8.06.

         (d) Except as provided in Sections 2.06 and 2.12(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (e) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.13. General Provisions as to Payments. (a) The Borrowers shall make (i) each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01 and (ii) each payment of Reimbursement Obligations and any other amounts payable in connection with the Letters of Credit in accordance with the provisions of Section 2.16, and in each case such payment shall be made without any set-off, counterclaim or deduction whatsoever. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or Swingline Loans or of fees or of Reimbursement Obligations shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Loans or Money Market LIBOR Loan shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, any Money Market Absolute Rate Loan shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal or any Reimbursement Obligation is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such payment shall not have been so made, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.14. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan or any such Loan is converted to a Base Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if a Borrower fails to borrow or prepay any Fixed Rate Loans or fails to continue any Euro-Dollar Loans for an additional Interest Period or fails to convert any outstanding Loans to Euro-Dollar Loans, in each case after notice of such borrowing, prepayment, continuation or conversion has been given to any Bank in accordance with Section 2.04(a), 2.06(f), 2.08(c) or 2.12(e), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, continue or convert, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and facility fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.16.  Letters of Credit.

         (a) Issuance of Letters of Credit. The LC Agent agrees, on the terms and conditions set forth in this Agreement, to issue Letters of Credit for the account of any Borrower from time to time during the period from and including the Effective Date to but excluding the date that is 30 days before the Termination Date; provided that, immediately after each such Letter of Credit is issued:

                  (i) the Aggregate LC Exposure shall not exceed $80,000,000 (of which the aggregate amount attributable to standby Letters of Credit will not exceed $30,000,000);

                  (ii) the aggregate face amount of all Letters of Credit issued for the account of the Company (other than Letters of Credit with respect to which any Subsidiary Borrower is a co-account party) will not exceed $60,000,000;

                  (iii) in the case of each Bank, its Outstanding Committed Amount shall not exceed its Commitment; and

                  (iv)  the Total Usage shall not exceed the Total Commitments.

Upon the issuance by the LC Agent of each Letter of Credit pursuant to this subsection (a), the LC Agent shall be deemed, without further action by any party hereto, to have sold to each Bank and each Bank shall be deemed, without further action by any party hereto, to have purchased from the LC Agent, a participation in such Letter of Credit, on the terms set forth in this Section, equal to such Bank's Pro Rata Share thereof.

         (b) Expiry Dates. No Letter of Credit shall have an expiry date later than the fifth Domestic Business Day prior to the Termination Date. Subject to the preceding sentence:

                  (i) each Letter of Credit shall, when issued, have an expiry date on or before the first anniversary of the date on which it is issued; and

                  (ii) the expiry date of any Letter of Credit may, at the request of the Borrower, be extended from time to time for a period not exceeding one year so long as the LC Agent agrees to so extend such Letter of Credit (or, in the case of an "evergreen" Letter of Credit, its right to give a notice to prevent the extension thereof expires) no earlier than three months before the then existing expiry date thereof.

         (c) Notice of Proposed Issuance. The Borrower shall give the LC Agent and the Administrative Agent at least one Domestic Business Day's prior notice specifying the date each Letter of Credit is to be issued and describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby.

         (d) Conditions to Issuance. The LC Agent shall not issue any Letter of Credit unless:

                  (i) such Letter of Credit shall be satisfactory in form and reasonably satisfactory in substance to the LC Agent,

                  (ii) the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the LC Agent shall have reasonably requested,

                  (iii) the LC Agent shall have determined (based on information supplied by the Administrative Agent on the date of such issuance as to the amounts specified in subsection (a) of this Section other than the Aggregate LC Exposure) that the limitations specified in subsection (a) of this Section will not be exceeded immediately after such Letter of Credit is issued, and

                  (iv) the LC Agent shall not have been notified in writing by the Borrower, the Administrative Agent or the Required Banks that any condition specified in clause (c), (d) or (e) of Section 3.03 is not satisfied on the date such Letter of Credit is to be issued.

         (e) Notice of Proposed Extensions of Expiry Dates. The LC Agent shall give the Administrative Agent at least one Domestic Business Day's notice prior to extending the expiry date of any Letter of Credit (or, in the case of an "evergreen" Letter of Credit, allowing it to be extended), specifying (i) the date on which such extension is to be made and (ii) the date to which such expiry date is to be so extended. The LC Agent shall not extend (or allow the extension of) the expiry date of such Letter of Credit if it shall have been notified by the Borrower or the Administrative Agent (at the request of the Required Banks) that any condition specified in clause (d) or (e) of Section 3.03 is not satisfied on the date of such extension (or, in the case of an "evergreen" Letter of Credit, the day when the LC Agent's right to give a notice preventing such extension expires).

         (f) Notice of Actual Issuances, Extensions and Amounts Available for Drawing. Promptly upon issuing any Letter of Credit or extending the expiry date of any Letter of Credit (or allowing the expiry date of any "evergreen" Letter of Credit to be extended), the LC Agent will notify the Administrative Agent of the date of such Letter of Credit, the amount thereof, the beneficiary or beneficiaries thereof and the expiry date or extended expiry date thereof. Within three Domestic Business Days after the end of each calendar month, the LC Agent shall notify the Administrative Agent and each Bank of (i) the daily average aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding during such month, (ii) the aggregate amount of letter of credit fees accrued during such month pursuant to subsection (g) of this Section, (iii) each Bank's Pro Rata Share of such accrued letter of credit fees and (iv) the aggregate undrawn amount of all Letters of Credit outstanding at the end of such month.

         (g) Fees. The Company shall pay to the LC Agent, for the account of the Banks ratably in accordance with their respective Pro Rata Shares, a letter of credit fee for each day at the LC Fee Rate on the aggregate amount available for drawings (whether or not conditions for drawing thereunder have been satisfied) under all Letters of Credit outstanding on such day. Such letter of credit fee shall be payable quarterly in arrears on the last Domestic Business Day of each calendar quarter and on the fifth Domestic Business Day before the Termination Date (or any earlier date on which the Commitments shall have terminated in their entirety and no Letters of Credit are outstanding). Promptly upon receiving any payment of such fee, the LC Agent will distribute to each Bank its Pro Rata Share thereof. In addition, the Company shall pay to the LC Agent for its own account fronting fees and reasonable expenses in the amounts and at the times agreed between the Company and the LC Agent.

         (h) Drawings. Upon receipt from the beneficiary of any Letter of Credit of a demand for payment under such Letter of Credit, the LC Agent shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored. If the LC Agent determines that any such demand for payment should be honored, the LC Agent shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit. The LC Agent shall thereupon notify the Borrower of the amount of such drawing paid by it.

         (i) Reimbursement and Other Payments by the Borrower. (1) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the LC Agent for all amounts paid by the LC Agent upon such drawing, together with any and all reasonable charges and expenses which the LC Agent may pay or incur relative to such drawing and interest on the amount drawn at the Federal Funds Rate for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable (x) at or before 1:00 P.M. (New York City time) on the date the LC Agent notifies the Borrower of such drawing, if such notice is given at or before 10:00 A.M. (New York City time) on such date, or (y) at or before 10:00 A.M. (New York City time) on the first Domestic Business Day after the date such notice is given, if such notice is given after 10:00 A.M. (New York City time) on such date; provided that no payment otherwise required by this sentence to be made by the Borrower at or before 1:00 P.M. (New York City time) on any day shall be overdue hereunder if arrangements for such payment satisfactory to the LC Agent, in its reasonable discretion, shall have been made by the Borrower at or before 1:00 P.M. (New York City time) on such day and such payment is actually made at or before 3:00 P.M. (New York City time) on such day.

         (2) In addition, the Borrower agrees to pay to the LC Agent interest on any and all amounts not paid by the Borrower when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus rate applicable to Base Rate Loans for such day.

         (3) Each payment to be made by the Company or any Borrower pursuant to this subsection (i) shall be made to the LC Agent in Federal or other funds immediately available to it at its address referred to in Section 9.01.

         (j) Payments by Banks with Respect to Letters of Credit. (1) If the Borrower fails to reimburse the LC Agent as and when required by subsection (i) above for all or any portion of any amount drawn under a Letter of Credit, the LC Agent may notify each Bank of such unreimbursed amount and request that each Bank reimburse the LC Agent for such Bank's Pro Rata Share thereof. Upon receiving such notice from the LC Agent, each Bank shall make available to the LC Agent, at its address referred to in Section 9.01, an amount equal to such

Bank's share of such unreimbursed amount as set forth in such notice, in Federal or other funds immediately available to the LC Agent, by 3:00 P.M. (New York City time) on the Domestic Business Day following such Bank's receipt of such notice from the LC Agent, together with interest on such amount for each day from and including the date of such drawing to but excluding the day such payment is due from such Bank at the Federal Funds Rate for such day. Upon payment in full thereof, such Bank shall be subrogated to the rights of the LC Agent against the Borrower to the extent of such Bank's Pro Rata Share of the related Reimbursement Obligation (including interest accrued thereon). Nothing in this subsection (j) shall affect any rights any Bank may have against the LC Agent for any action or omission for which the LC Agent is not indemnified under subsection (n) of this Section.

         (2) If any Bank fails to pay any amount required to be paid by it pursuant to clause (1) of this subsection (j) on the date on which such payment is due, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment became due to but excluding the date such Bank makes such payment, whether before or after judgment, at a rate per annum equal to the Federal Funds Rate for such day. Any payment made by any Bank after 3:00 P.M. (New York City time) on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

         (3) If the Borrower shall reimburse the LC Agent for any drawing with respect to which any Bank shall have made funds available to the LC Agent in accordance with clause (1) of this subsection (j), the LC Agent shall promptly upon receipt of such reimbursement distribute to such Bank its Pro Rata Share thereof, including interest, to the extent received by the LC Agent.

         (k) Exculpatory Provisions. Each Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Agent, any Bank, the beneficiary of any Letter of Credit or any other Person. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. To the fullest extent permitted under applicable law, none of the LC Agent, the Banks and their respective officers, directors, employees and agents shall be responsible for, and the obligations of each Bank to make payments to the LC Agent and of the Borrower to reimburse the LC Agent for drawings pursuant to this Section (other than obligations resulting solely from the gross negligence or willful misconduct of the LC Agent) shall not be excused or affected by, among other things, (i) the use which may be made of any Letter of

Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (and notwithstanding any assertion to such effect by the Borrower); (iii) payment by the LC Agent against presentation of documents to it which do not comply with the terms of the relevant Letter of Credit; (iv) any dispute between or among the Borrower or the Company or any of its other Subsidiaries, the beneficiary of any Letter of Credit or any other Person or any claims or defenses whatsoever of the Borrower or any other Person against the beneficiary of any Letter of Credit; (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower or the Company and its Subsidiaries taken as a whole;
(vi) any breach of this Agreement by any party hereto (except, in the case of the LC Agent, a breach resulting solely from its gross negligence or willful misconduct); (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; (viii) the fact that a Default shall have occurred and be continuing; or (ix) the fact that the Termination Date shall have passed or the Commitments shall have terminated. The LC Agent shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. To the fullest extent permitted under applicable law, any action taken or omitted by the LC Agent or any Bank under or in connection with any Letter of Credit and the related drafts and documents, if done without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not place the LC Agent or any Bank under any liability to the Borrower.

         (l) Reliance, Etc. The LC Agent shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Company set forth in the last sentence of Section 3.03 to establish whether the conditions specified in clauses (c), (d) and (e) of
Section 3.03 are met in connection with any issuance or extension of a Letter of Credit, unless the LC Agent shall have been notified to the contrary by the Administrative Agent or the Required Banks (in which event the LC Agent shall be fully protected in relying on such notice). The rights and obligations of the LC Agent under each Letter of Credit issued by it shall be governed by the provisions thereof and the provisions of the UCP and/or the Uniform Commercial Code referred to therein or otherwise applicable thereto.

         (m) Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank and the LC Agent (collectively, the "LC INDEMNITEES") from and against any and all claims and damages, losses, liabilities, costs or expenses (including, without limitation, the reasonable fees and disbursements of counsel) which any such LC Indemnitee may reasonably incur (or which may be claimed against any such LC Indemnitee by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which the LC Agent may incur by reason of or in connection with the failure of any Bank to fulfill or comply with its obligations to the LC Agent hereunder; provided that the Borrower shall not be required to indemnify the LC Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Agent in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the LC Agent's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit (unless such payment is enjoined or otherwise prevented by order of a court or other governmental authority). Nothing in this subsection (m) is intended to change the obligations of the Borrower under any other provision of this Section.

         (n) Indemnification by the Banks. The Banks shall, ratably in accordance with their respective Pro Rata Shares, indemnify the LC Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower or any Guarantor) against any cost, expense (including fees and disbursements of counsel), claim, demand, action, loss or liability (except such as result from the LC Agent's gross negligence or willful misconduct or the LC Agent's failure to pay, unless such payment is enjoined or otherwise prevented by order of a court or other governmental authority, under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that any such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee under this Agreement.

         (o) Dual Capacities. In its capacity as a Bank, the LC Agent shall have the same rights and obligations under this Section as any other Bank.

         SECTION 2.17. Swingline Loans. (a) Swingline Commitment. The Swingline Bank agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company pursuant to this Section from time to time during the Swingline Loan Availability Period; provided that immediately after each such loan is made (and after giving effect to any substantially concurrent application of the proceeds thereof to repay outstanding Loans):

                  (i) the aggregate outstanding principal amount of the Swingline Loans shall not exceed the Swingline Commitment,

                  (ii) in the case of each Bank, its Outstanding Committed Amount shall not exceed its Commitment, and

                  (iii) the Total Usage shall not exceed the Total Commitments.

Each loan under this Section shall (x) be in a principal amount not less than $1,000,000 and shall be in a multiple of $1,000,000 and (y) bear interest on the outstanding principal amount thereof for each day from the date such loan is made until it becomes due at such rate or rates per annum (which shall in no event be greater than the rate applicable to Base Rate Loans for such day), and be payable on such dates, as shall be agreed upon from time to time by the Company and the Swingline Bank. Within the foregoing limits and subject to
Section 2.11(d), the Company may borrow under this Section, repay Swingline Loans and reborrow under this Section at any time during the Swingline Loan Availability Period. If the Swingline Bank and the Company are unable, for any reason, to agree on the interest rate or interest payment date or dates applicable to any Swingline Loan, the Swingline Bank shall not be obligated to make, and the Company shall not be obligated to borrow, such Swingline Loan. The Swingline Loans shall be evidenced by the Swingline Note.

         (b) Notice of Swingline Borrowing. The Company shall give the Swingline Bank notice (a "NOTICE OF SWINGLINE BORROWING") not later than 2:00 P.M. (New York City time) on the date of each borrowing of a Swingline Loan, specifying
(i) the date of such borrowing, which shall be a Domestic Business Day, and (ii) the principal amount of such Swingline Loan.

         (c) Funding of Swingline Loans. Not later than 3:00 P.M. (New York City time) on the date of each borrowing of a Swingline Loan, the Swingline Bank shall, unless the Swingline Bank determines that any applicable condition specified in Article 3 (which determination may, in the case of Section 3.03(c), be based in part on information supplied by the LC Agent on the date of such borrowing as to the Aggregate LC Exposure on such date and on information supplied by the Administrative Agent as to the aggregate outstanding principal amount of the Loans on such date) has not been satisfied, make available the amount of such Swingline Loan, in Federal or other funds immediately available in New York City, to the Company at the Swingline Bank's address referred to in
Section 9.01.

         (d) Optional Prepayment of Swingline Loans. The Company may prepay the Swingline Loans in whole at any time, or from time to time in part in a principal amount of at least $500,000, by giving notice of such prepayment to the Swingline Bank not later than 2:00 P.M. (New York City time) on the date of prepayment and paying the principal amount to be prepaid (together with (i) interest accrued thereon to the date of prepayment and (ii) the loss or expense (if any) resulting from such prepayment which is incurred by the Swingline Bank (or by an existing or prospective participant in the Swingline Loans) and documented by the Swingline Bank) to the Swingline Bank at its address referred to in Section 9.01, in Federal or other funds immediately available in New York City, not later than 3:00 P.M. on the date of prepayment.

         (e) Mandatory Prepayment of Swingline Loans. On the date of each Borrowing pursuant to Section 2.01 or 2.03, the Company shall prepay all Swingline Loans then outstanding, together with (x) interest accrued thereon to the date of prepayment and (y) the loss or expense (if any) resulting from such prepayment which is incurred by the Swingline Bank (or by an existing or prospective participant in the Swingline Loans) and documented by the Swingline Bank.

         (f) Refunding Unpaid Swingline Loans. The Swingline Bank may at any time, by notice to the Banks (including the Swingline Bank, in its capacity as a Bank), require each Bank to pay to the Swingline Bank an amount equal to such Bank's Pro Rata Share of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given. Not later than 12:00 Noon (New York City time) on the date so specified, each Bank shall pay the amount so notified to it to the Swingline Bank at its address referred to in Section 9.01, in Federal or other funds immediately available in New York City. The amount so paid by each Bank shall constitute a Base Rate Loan to the Company; provided that, if the Banks are prevented from making such Loans to the Company by the provisions of the United States Bankruptcy Code or otherwise, the amount so paid by each Bank shall constitute a purchase by it of a participation in the unpaid principal amount of the Swingline Loans (and interest accruing thereon after the date of such payment). Each Bank's obligation to make such payment to the Swingline Bank under this subsection (f) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or any other Person may have against the Swingline Bank or the Company, (ii) the occurrence or continuance of a Default or the termination of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person, (iv) any breach of this Agreement by any Obligor or any other Bank or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that no Bank shall be obligated to make any payment to the Swingline Bank under this subsection (f) with respect to a Swingline Loan made by the Swingline Bank at a time when the Swingline Bank has determined that a Default had occurred and was continuing.

                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.01. Effective Date. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which all of the conditions set forth below shall have been satisfied. The Administrative Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

         (a) receipt by the Administrative Agent of a counterpart hereof signed by the Company, each Subsidiary Borrower and all the Banks (other than a Non-Extending Bank) (or facsimile or other written confirmation satisfactory to the Administrative Agent that each such party has signed a counterpart hereof);

         (b) receipt by the Administrative Agent of executed counterparts of a Confirmation Agreement substantially in the form of Exhibit K signed by the Company, each Subsidiary Guarantor and the Administrative Agent (or facsimile or other written confirmation satisfactory to the Administrative Agent that each such party has signed a counterpart thereof);

         (c) receipt by the Administrative Agent of an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, in form and substance reasonably satisfactory to the Administrative Agent;

         (d) receipt by the Administrative Agent of an opinion of Gary M. Bahler, Esq., General Counsel of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent;

         (e) (i) the fact that the representations and warranties set forth in
Article 4 and the other Loan Documents shall be true and correct on and as of the date hereof and (ii) receipt by the Administrative Agent of a certificate of a Responsible Officer of the Company and each Subsidiary Borrower so certifying;

         (f) (i) the fact that no Default shall have occurred and be continuing and (ii) receipt by the Administrative Agent of a certificate of a Responsible Officer of the Company so certifying;

         (g) receipt by the Administrative Agent of (i) an updated Perfection Certificate (as defined in the Security Agreement), dated as of the Effective Date, of the Company and each Subsidiary Guarantor, and (ii) updated schedules to the Pledge Agreement, each setting forth the applicable information as of the Effective Date; and

         (h) receipt by the Administrative Agent of all documents that the Administrative Agent may reasonably request relating to the existence of the Company and each Subsidiary Borrower, the corporate authority for and the validity of this Amended Agreement, the Third Restated Credit Agreement and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

         SECTION 3.02. Consequences of Effectiveness. (a) On the Effective Date, without further action by any of the parties thereto, the Existing Credit Agreement will be automatically amended and restated to read as this Amended Agreement reads.

         (b) Each Loan outstanding under the Existing Credit Agreement on the Effective Date shall mature as specified in this Amended Agreement. The interest rates determined in accordance with Section 2.07 of this Amended Agreement shall be effective on the Effective Date; provided that the interest rate applicable to each Euro-Dollar Loan outstanding on the Effective Date for each remaining day during the then current Interest Period applicable thereto shall be the rate per annum equal to the sum of the Euro-Dollar Margin (as defined in this Amended Agreement) for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan for such Interest Period (as determined pursuant to Section 2.07(c) of the Existing Credit Agreement). Facility fees and letter of credit fees accrued under the Existing Credit Agreement and unpaid as of the Effective Date will be payable on the first date on which fees are payable in accordance with Section 2.09. Each Letter of Credit outstanding under the Existing Credit Agreement on the Effective Date will be deemed to be a Letter of Credit under this Amended Agreement.

         (c) On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions hereof. The rights and obligations of the parties to the Existing Credit Agreement with respect to the period before the Effective Date shall continue to be governed by the provisions thereof as in effect before the Effective Date.

         SECTION 3.03. Extensions of Credit. The obligation (i) of any Bank to make a Loan on the occasion of any Borrowing (other than a Loan pursuant to Section 2.17(f)), (ii) of the Swingline Bank to make any Swingline Loan and
(iii) of the LC Agent to issue or extend (or allow the extension of) the expiry date of any Letter of Credit are each subject to the satisfaction of the following conditions:

                  (a) the fact that the Effective Date shall have occurred;

                  (b) receipt (i) by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, (ii) by the Swingline Bank of a Notice of Swingline Borrowing as required by Section 2.17(b) or (iii) by the LC Agent of a notice of proposed issuance or extension as required by Section 2.16(c) or (e), as the case may be;

                  (c) the fact that, immediately after such Extension of Credit, the applicable limitations in Section 2.01, 2.03(f), 2.16(a) or 2.17(a), as the case may be, shall not be exceeded;

                  (d) the fact that, immediately before and after such Extension of Credit, no Default shall have occurred and be continuing; and

                  (e) the fact that each of the representations and warranties of the Obligors contained in the Loan Documents shall be true on and as of the date of such Extension of Credit.

Each Extension of Credit hereunder shall be deemed to be a representation and warranty by the Company on the date of such Extension of Credit as to the facts specified in clauses (c), (d) and (e) of this Section.

         SECTION 3.04. Amendment of Security Agreement. Effective on the Effective Date, the reference in Section 5(a) of the Security Agreement to "Section 2.06(f)" is hereby changed to "Section 2.06(e)".

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. Such Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failures to possess such licenses, authorizations, consents and approvals could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by such Borrower of each Loan Document to which it is a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. Each Loan Document to which such Borrower is a party (other than its Notes and its Swingline Note) constitutes a valid and binding agreement of such Borrower and each of its Notes and its Swingline Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms.

         SECTION 4.04. Financial Statements. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of February 1, 2003 and the related consolidated statements of operations, cash flows and shareholders' equity for the Fiscal Year then ended, reported on by KPMG LLP and set forth in the Company's 2002 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

         (b) Since February 1, 2003 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the

Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.06. Compliance with Laws. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws, ordinances, rules, regulations and binding requirements of governmental authorities, except where (i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) failure to comply therewith could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.07. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which has resulted or will result in the imposition of a Lien under
Section 412(n) of the Internal Revenue Code or in the incurrence of a requirement under Section 401(a)(29) of the Internal Revenue Code to post a bond or other security in order to retain the tax-qualified status of such Plan or
(iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.08. Environmental Matters. To the knowledge of such Borrower,
(i) the Company and its Subsidiaries are in material compliance with all applicable Environmental Laws, (ii) there are no claims, demands or investigations against the Company or any of its Subsidiaries by any governmental authority or other person or entity that may reasonably be expected to result in material liability for the clean up of materials that have been released into the environment and (iii) there are no conditions that are reasonably likely to result in such claims, demands or investigations against the Company or any of its Subsidiaries, except for failures to comply and liabilities which, in the aggregate, are unlikely to result in a Material Adverse Effect.

         SECTION 4.09. Taxes. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any material assessment received by the Company or any Subsidiary, except taxes and assessments which are not yet delinquent or are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the reasonable opinion of the Company, adequate.

         SECTION 4.10. Subsidiaries. (a) Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where failures to possess such licenses, authorizations, consents and approvals could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (a) The Subsidiary Guarantors are all of the Subsidiaries of the Company on the Effective Date, other than Foreign Subsidiaries and Immaterial Subsidiaries.

         SECTION 4.11. Not an Investment Company. Such Borrower is not an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.12. Full Disclosure. All information (taken as a whole) heretofore furnished in writing by such Borrower to any Bank for purposes of or in connection with the Loan Documents or any transaction contemplated thereby is, and all such information hereafter furnished in writing by such Borrower to any Bank will be, true in all material respects on the date as of which such information is stated or certified. Any projections and pro forma financial information contained in any such writing will be based upon good faith estimates and assumptions believed by such Borrower to be reasonable at the time made, it being recognized by the Banks that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. Such Borrower has disclosed to the Banks in writing any and all facts which could reasonably be expected to result in a Material Adverse Effect (to the extent such Borrower can now reasonably foresee, utilizing reasonable assumptions and the information now actually known to the Company's Responsible Officers).

         SECTION 4.13. Ranking. The Secured Obligations, as defined in the Security Agreement, of such Borrower rank (i) so long as the Investment Grade Condition is not met, senior to any other Debt of such Borrower with respect to the Collateral pledged by such Borrower, (ii) pari passu with other unsecured Debt of such Borrower (other than any such Debt described in clause (iii)) with respect to any assets of such Borrower (other than the Collateral pledged by such

Borrower) and (iii) senior to any other Debt of such Borrower which by its terms is subordinated thereto.

                                    ARTICLE 5

                                    COVENANTS

         The Company agrees that, so long as any Bank has any Credit Exposure hereunder, the Swingline Commitment remains in effect or any amount payable under the Swingline Note remains unpaid:

         SECTION 5.01. Information. The Company will deliver to each of the
Banks:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and shareholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, all reported on (without any qualification that would not be acceptable to the SEC for purposes of filings under the Exchange Act) by KPMG LLP or other independent public accountants of nationally recognized standing;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated condensed balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated condensed statement of operations for such Fiscal Quarter and the related consolidated condensed statements of operations, cash flows and retained earnings for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in comparative form (i) in the case of such statement of operations, the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and (ii) in the case of such statements of operations, cash flows and retained earnings, the figures for the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Company's chief financial officer or chief accounting officer (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.06 to 5.10, inclusive, and Sections 5.13 to 5.15, inclusive, on the date of such financial statements, (ii) setting forth (x) if such certificate is being delivered together with each set of financial statements referred to in clause (a) above, the names of each Subsidiary of the Company that is an Immaterial Subsidiary as of the last day of the Fiscal Year with respect to which such financial statements relate and the calculations required to establish that each such Subsidiary is an Immaterial Subsidiary and (y) if such certificate is being delivered together with each set of financial statements referred to in clause (b) above for any Fiscal Quarter of any Fiscal Year, the names of each Subsidiary of the Company that is an Immaterial Subsidiary as of the last day of the Fiscal Quarter with respect to which such financial statements relate and which was not listed as an Immaterial Subsidiary on previous certificates delivered by the Company pursuant to this subsection (c) together with financial statements for previous Fiscal Quarters of such Fiscal Year and the calculations required to establish that each such Subsidiary is an Immaterial Subsidiary and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (e) as soon as practicable and in any event within 60 days after the first day of each Fiscal Year, the Company's operating plans and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments, capital expenditures and other cash receipts and disbursements, for such Fiscal Year;

         (f) within ten Domestic Business Days after any Responsible Officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the Company's chief financial officer or chief accounting officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (g) within ten Domestic Business Days after any Responsible Officer of the Company obtains knowledge of the commencement of an action, suit or proceeding against the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in a Material Adverse Effect, or which in any manner draws into question the validity or enforceability of any Loan Document, a certificate of a Responsible Officer of the Company setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Bank;

         (h) within ten Domestic Business Days after any Responsible Officer of the Company obtains knowledge of any actual or proposed material change in any material contract arrangements between the Company or any of its Subsidiaries and any material vendors or suppliers, a certificate of a Responsible Officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (i) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (j) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC;

         (k) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "REPORTABLE EVENT" defined in PBGC Regulations Sections 2615.11(a), .12(a), .14(a), .16(a), .17(a), .21(a), .22(a) or .23(a)
with respect to any Plan, or, with respect to any Plan, gives or is required to give notice to the PBGC under Section 4043(b)(3) of ERISA or would be required to give notice under such Section but for the provisions of Section 4043(b)(2) of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, or that would be required to be given but for the provisions of Section 4043(b)(2); (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan or which has resulted or will result in the imposition of a Lien under Section 412(n) of the Internal Revenue Code or the incurrence of a requirement under Section 401(a)(29) of the Internal Revenue Code to post a bond or other security in order to retain the tax-qualified status of such Plan, a certificate of the Company's chief financial officer or chief accounting officer setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group has taken or proposes to take; and

         (l) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all material properties useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; provided that such risks may be covered by self-insurance programs consistent with past practice. The Company will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

         SECTION 5.03. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, except where failures to possess such rights, privileges and franchises could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that nothing in this Section shall prohibit (i) any merger or consolidation permitted under Section 5.11 or (ii) the termination of the existence of any Immaterial Subsidiary if the Company in good faith determines that such termination is in the best interests of the Company and is not materially disadvantageous to the Banks.

         SECTION 5.04. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and binding requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is being contested in good faith by appropriate proceedings or (ii) failures to comply therewith could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary (except for Subsidiaries that constitute Immaterial Subsidiaries) to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary (except for Subsidiaries that constitute Immaterial Subsidiaries) to permit, representatives of any Bank at such Bank's expense, upon reasonable prior notice, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.06. Negative Pledge. (a) Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except (subject to the last sentence of this subsection (a)):

                  (i) Liens existing on the Effective Date securing (i) any Debt described in clause (iv) of the definition of Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $50,000,000 and listed on Schedule 5.06 and (ii) other Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $10,000,000;

                  (ii) any Lien on any asset (or improvement thereon) securing Debt (including without limitation any Debt described in clause (iv) of the definition of Debt) incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or improvement thereon), provided that (x) such Lien attaches to such asset (or improvement thereon) concurrently with or within 90 days after the acquisition thereof and (y) the aggregate principal or face amount of Debt secured by Liens incurred in reliance on this clause (ii) shall not exceed $50,000,000;

                  (iii) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                  (iv) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

                  (v) any Lien existing on any asset prior to the acquisition (whether by purchase, merger or otherwise) thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

                  (vi) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                  (vii) Liens not securing Debt and consisting of (i) zoning restrictions, easements, covenants and other restrictions on the use of any interest of real property, minor irregularities or defects of title and similar encumbrances on any interest in real property incurred or suffered in the ordinary course of business, (y) statutory or contractual Liens of landlords, Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due or the payment of which is not delinquent or which are being contested in good faith by appropriate proceedings and (z) Liens consisting of a mortgage on Store 1127 located in Miami, Florida and a mortgage on the Champs office located in Bradenton, Florida, in each case securing obligations of the Borrower outstanding on the Effective Date;

                  (viii) Liens (other than Liens described in clause (vii)) arising in the ordinary course of its business which (x) do not secure Debt, (y) do not secure any single obligation or series of related obligations in an amount exceeding $5,000,000 and (z) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business; and

                  (ix) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt of any Subsidiary (other than a Subsidiary Borrower) permitted under Section 5.09; provided that the aggregate principal or face amount of Debt of all Subsidiaries secured by Liens incurred in reliance on this clause (ix) shall not exceed $10,000,000.

         Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any Collateral (or any asset that will constitute "Collateral" upon execution of the Collateral Documents), except as permitted by the Collateral Documents or any inventory now owned or hereafter acquired by it, other than (1) any Lien arising by operation of law and permitted by subsections
(a)(vii) and (a)(viii) and (2) solely with respect to any Collateral, the Lien created under the Collateral Document pursuant to which such Collateral is purportedly pledged.

         (b) Neither the Company nor any of its Subsidiaries will enter into any agreement with any Person which prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien securing the obligations of the Obligors under the Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired (any such agreement, a "NEGATIVE PLEDGE") and which is more restrictive than the Negative Pledge set forth in the Indenture; provided that nothing in this subsection (b) shall be construed to prohibit the Company or any of its Subsidiaries from entering in the ordinary course of business into supply contracts, purchase contracts and leaseholds with respect to real property containing in each case customary non-assignment provisions.

         SECTION 5.07. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than the sum of (i) $828,000,000 plus
(ii) for each Fiscal Quarter ended at or prior to such time (but after February 1, 2003), 50% of the consolidated net income of the Company and its Consolidated Subsidiaries for such Fiscal Quarter (if greater than zero).

         SECTION 5.08. Leverage Ratio. On any date, the ratio of (i) Consolidated Debt on such date to (ii) EBITDA for the period of four consecutive Fiscal Quarters ended on or most recently prior to such date, shall not exceed the ratio set forth below opposite the period in which such date falls:

            FISCAL YEAR                                  MAXIMUM RATIO
----------------------------------------------------------------------
Effective Date through and including the last day of        1.70:1
Fiscal Year 2003

Fiscal Year 2004                                            1.60:1

Fiscal Year 2005                                            1.50:1

Fiscal Year 2006                                            1.40:1

         SECTION 5.09. Limitation on Debt of Subsidiaries. The total Debt of all Subsidiaries (excluding (i) Debt owed to the Company or to another Subsidiary, (ii) Debt under the Guarantee Agreement, (iii) Debt of any Subsidiary Guarantor consisting of a Guarantee of non-contingent reimbursement obligations of the Company under trade letters of credit (other than any Letter of Credit) which reimbursement obligations are outstanding no more than one Domestic Business Day, (iv) Debt of any Subsidiary Guarantor consisting of a Guarantee of any unsecured Debt of the Company outstanding at February 1, 2003 and reflected on the balance sheet of the Company at February 1, 2003, so long as the obligations of such Subsidiary Guarantor under such Guarantee are subordinated to the obligations of such Subsidiary Guarantor under the Loan Documents on customary capital markets terms approved by the bank affiliate of each Co-Lead Arranger and (v) the Loans and the Swingline Loans made to any Subsidiary Borrower and the Reimbursement Obligations of any Subsidiary Borrower) will not at any time exceed $50,000,000.

         SECTION 5.10. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter during each Fiscal Year listed below, the Fixed Charge Coverage Ratio will not be less than the ratio set forth below opposite such period:

FISCAL YEAR                                 MINIMUM RATIO
---------------------------------------------------------
   2003                                         1.70:1

   2004                                         1.75:1

   2005                                         1.80:1

   2006                                         1.85:1

         SECTION 5.11. Consolidations, Mergers and Sales of Assets. The Company will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person; provided that (i) the Company may merge with another Person if (x) the Company is the corporation surviving such merger and
(y) unless such other Person was a Subsidiary Guarantor immediately prior to giving effect to such merger, immediately after giving effect to such merger no Default shall have occurred and be continuing and (ii) any Subsidiary may merge with another Person if (x) a Subsidiary is the survivor to such merger, (y) if such Subsidiary was a Subsidiary Guarantor immediately prior to giving effect to such merger, the survivor to such merger is a Subsidiary Guarantor (and, if the survivor was not a Subsidiary Guarantor immediately prior to giving effect to such merger and is a Foreign Subsidiary, the Administrative Agent shall have received evidence reasonably satisfactory to it that the obligations of such Subsidiary Guarantor under the Guarantee Agreement shall be enforceable in the jurisdictions in which such Subsidiary Guarantor holds assets and conducts its operations) and (z) if such Subsidiary was a Subsidiary Borrower immediately prior to giving effect to such merger, such Subsidiary Borrower is the survivor to such merger. The Company and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly (1) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person, (2) any assets of the Company or any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor, except in the ordinary course of business or (3) all or any substantial part of the Foot Locker Business or the Champs Business to any other Person; provided that the foregoing limitations shall not apply to sales of inventory or sales and other dispositions of surplus assets, in each case in the ordinary course of business. For purposes of this
Section 5.11, "FOOT LOCKER BUSINESS" means the operations of the Company and its Subsidiaries conducted in North America under the names "Foot Locker", "Lady Foot Locker", "Kids Foot Locker" and "World Foot Locker" (including the stock of any Subsidiary through which any such operations are conducted and the tangible and intangible assets held by any such Subsidiary) and "CHAMPS BUSINESS" means the operations of the Company and its Subsidiaries conducted in North America under the name "Champs Sports" (including the stock of any Subsidiary through which any such operations are conducted and the tangible and intangible assets held by any such Subsidiary).

         SECTION 5.12. Use of Proceeds. The proceeds of the Loans and the Swingline Loans made under this Agreement will be used by the Borrowers (i) to finance their working capital; (ii) to finance Consolidated Capital Expenditures to the extent permitted under Section 5.13; and (iii) for general corporate purposes. No part of the proceeds of any Loans and Swingline Loans will be used, directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System, including without limitation Regulations U and X.

         SECTION 5.13. Limitation on Capital Expenditures. Consolidated Capital Expenditures will not, for any Fiscal Year, exceed the sum of (i) $185,000,000 (the "BASE AMOUNT") plus (ii) the unused portion (the "CARRY-OVER AMOUNT"), if any, of the Base Amount for the immediately preceding Fiscal Year (and for purposes of this Section 5.13, any Consolidated Capital Expenditures made in any

Fiscal Year shall reduce first the Base Amount for such Fiscal Year until the Base Amount is $0, and thereafter the Carry-Over Amount (if any) for such Fiscal
Year).

         SECTION 5.14. Investments and Business Acquisitions. Neither the Company nor any Subsidiary will hold, make or acquire any Investment in any Person or make any Business Acquisition other than:

         (a) Investments in existence on the Effective Date; provided that all such Investments (x) shall be set forth on Schedule 5.14(a) or (y) to the extent not set forth on Schedule 5.14(a), shall not exceed $5,000,000 in the aggregate.

         (b) (i) any Investment in Persons which are Subsidiaries immediately prior to the making of such Investment and (ii) any Investment in the Company; provided that any Investment by the Company or a Subsidiary Guarantor in a Subsidiary that is not a Subsidiary Guarantor shall be permitted pursuant to this clause (b) only if consummated in the ordinary course of business;

         (c) Temporary Cash Investments;

         (d) Investments consisting of seller notes and set forth on Schedule 5.14(c); and

         (e) any Investment not otherwise permitted by the foregoing clauses of this Section and any Business Acquisition if (x) the aggregate amount of any single such Investment or Business Acquisition (or series of related Investments or Business Acquisitions) does not exceed $40,000,000, (y) immediately after any such Investment or Business Acquisition is made or acquired, the aggregate amount (without duplication) of all Investments and Business Acquisitions made in reliance on this clause (e) since the Effective Date does not exceed $75,000,000, and (z) solely with respect to any Business Acquisition, immediately after giving effect to such Business Acquisition, (1) the Company would be in pro forma compliance with the covenants set forth in Sections 5.08, 5.09, 5.10 and 5.13 (calculated giving effect to any Debt to be incurred or assumed by the Company and its Subsidiaries in connection with such Business Acquisition and assuming that such Business Acquisition was consummated in the first day of the most recent fiscal period with respect to which each covenant is calculated) and (2) together with the delivery of the financial statements pursuant to Section 5.01(c) with respect to the month in which such Business Acquisition was consummated, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying such pro forma compliance and showing in reasonable detail the calculation thereof.

         SECTION 5.15. Restricted Payments. Neither the Company nor any Subsidiary will declare or make any Restricted Payment on any date (with respect to any proposed Restricted Payment, a "MEASUREMENT DATE") unless (i) immediately before and after giving effect thereto, no Default has occurred and is continuing, (ii) the Fixed Charge Coverage Ratio for the period of four consecutive Fiscal Quarters most recently ended prior to the relevant Measurement Date and with respect to which the Company has delivered the financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), as the case may be, is at least 2.0:1 and (iii) the aggregate amount of Restricted Payments made does not exceed 35% of the consolidated net income from continuing operations of the Company and its Consolidated Subsidiaries for the then most recently ended Fiscal Year with respect to which the Company has delivered the financial statements described in Section 5.01(a); provided that regardless of whether the conditions set forth in clauses (i) through (iii) are satisfied, the Company may make Restricted Payments consisting of (1) repurchases of its common stock pursuant to employee stock plans in an aggregate amount not to exceed $2,000,000 in any Fiscal Year; and (2) payments in respect of shareholders rights plans in an aggregate amount not to exceed $1,750,000.

         SECTION 5.16. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, (i) pay any funds to or for the account of any Affiliate, (ii) make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise), (iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (iv) participate in, or effect, any transaction with any Affiliate, except in each case on an arms-length basis on terms at least as favorable to the Company or such Subsidiary as could have been obtained from a third party that was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing (including without limitation pursuant to Section 5.15).

         SECTION 5.17. Additional Guarantors. The Company shall cause (x) any Person which becomes a Subsidiary (other than, subject to clause (z), any Foreign Subsidiary or any Immaterial Subsidiary) after the date hereof, (y) any Immaterial Subsidiary (other than, subject to clause (z), any Foreign Subsidiary) that ceases to be an Immaterial Subsidiary after the date hereof and
(z) any Foreign Subsidiary and any Immaterial Subsidiary that has entered into, or is proposing to enter into, a Guarantee of any other Debt of the Company or any of its Subsidiaries, including without limitation any Debt of the Company described in clause (v) of the parenthetical set forth in Section 5.09 (other than, with respect to any Foreign Subsidiary, any Guarantee of any Debt of any of its Subsidiaries that is a Foreign Subsidiary) to (i) enter into the Guarantee Agreement, (ii) become bound by the Pledge Agreement and the Security Agreement and, if applicable, enter into such additional agreements or instruments, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant a perfected first priority interest upon all of the Collateral purportedly pledged by such Subsidiary pursuant to the Pledge Agreement and the Security Agreement (subject to Liens on such Collateral permitted by the last sentence of Section 5.06(a)) and (iii) deliver such certificates, evidences of corporate or other organizational actions, notations and registrations, financing statements, opinions of counsel, powers of attorney and other documents relating thereto as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, in each case within (x) ten days after the date on which the relevant event described in clauses (x), (y) or (z) occurs, in the case of entering into the Guarantee Agreement and becoming bound by the Pledge Agreement and the Security Agreement and (y) within 30 days after the date on which the relevant event described in clauses (x), (y) or (z) occurs, in the case of the other actions described in this Section.

         SECTION 5.18. Collateral Documents; Release of Liens. (a) If at any time after the Effective Date the Company or any of its Subsidiaries (other than any Foreign Subsidiary) acquires any ownership interest (other than a leasehold interest) in real property with a fair market value in excess of $2,000,000, the Company will, or will cause such Subsidiary to, enter into a mortgage and such other agreements, each in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable in order to grant the Administrative Agent, for the benefit of the Bank Parties, a perfected first priority mortgage Lien on such ownership interest (subject to Liens on Collateral permitted by the last sentence of Section 5.06(a)); provided that neither the Company nor any of its Subsidiaries shall be required to grant any Lien pursuant to this Section so long as doing so would trigger a requirement to equally and ratably secure securities issued under the Indenture. Together with the execution of any mortgage pursuant to this subsection, the Company will, or will cause its Subsidiaries to, deliver such real property surveys, certificates, evidences of corporate or other organizational actions, notations and registrations, financing statements, opinions of counsel, powers of attorney and other documents relating thereto as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

         (b) The Borrowers and the Banks agree that, upon satisfaction of the Investment Grade Condition, the security interests granted pursuant to the Collateral Documents shall terminate and the Liens on the Collateral created by the Collateral Documents shall be automatically released and the Administrative Agent will execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination and release. If at any time after the Investment Grade Condition has been satisfied, the Collateral Trigger Date shall occur, then, within 30 days after the occurrence thereof, the Company will, and will cause each Subsidiary Guarantor to, grant Liens on their respective assets of the same type as the assets that are Collateral (as such term is defined in the Collateral Documents in effect immediately prior to the satisfaction of the Investment Grade Condition) such Liens to have terms and conditions substantially the same as those in the Collateral Documents in effect immediately prior to the satisfaction of the Investment Grade Condition, and will cause each Subsidiary Guarantor to, execute such Collateral Documents to evidence such Liens, and deliver such other certificates, evidences of corporate or other organizational actions, notations and registrations, financing statements, opinions of counsel, powers of attorney and other documents relating thereto as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 5.19. Provisions Relating to European Entities Holding Companies and FL Europe Holdings. (a) No European Entities Holding Company shall conduct any activities other than the ownership, directly or indirectly, of the capital stock or other equity interests of other European Entities Holding Companies and of the European Entities, in each case as such ownership is in effect on the date of consummation of the European Restructuring; provided, however, that FLE CV may license and sub-license the European Entities Foreign Specified Trademarks and provide management, brand development, and related services to its direct and indirect subsidiaries. Without limiting the generality of the foregoing, each European Entities Holding Company will not (i) incur, assume, create or suffer to exist any Debt or other obligations (other than Debt or other obligations owed to the Company or any Subsidiary, so long as any such obligations shall be subordinated to the obligations under the Loan Documents on terms reasonably satisfactory to the Administrative Agent and the Company), or any Lien on any of its property, whether now owned or hereafter acquired, and (ii) except pursuant to the consummation of the European Restructuring, transfer any capital stock or other equity interests of any European Entity to any other Subsidiary.

         (b) FL Europe Holdings shall not conduct any activities other than the ownership of the European Entities Foreign Specified Trademarks; provided, however, that FL Europe Holdings may license and sub-license the European Entities Foreign Specified Trademarks.

         (c) The Company represents and warrants that after giving effect to the European Restructuring, (i) all of the capital stock or other equity interests of the European Entities are directly held by FLE Holdings, B.V., (ii) all of the capital stock or other equity interests of FLE Holdings, B.V. are directly held by FLE CV, (iii) all the capital stock or other equity interests of FLE CV are held directly by FLE Management or other direct domestic wholly-owned Subsidiaries of FLE Management, (iv) at least 65% of the capital stock or other equity interests of FLE CV are held directly by FLE Management and (v) all the capital stock or other equity interests of FLE Management are held directly by the Company.

                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. Events of Defaults. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

                  (a) any Borrower shall fail (i) to pay any principal of any Loan, Swingline Loan or Reimbursement Obligation when due or (ii) to pay any interest on any Loan, Swingline Loan or Reimbursement Obligation, any fees or any other amount payable hereunder within two Domestic Business Days after the due date thereof;

                   (b) the Company shall fail to observe or perform any covenant contained in Sections 5.03 (as it relates to maintenance of existence) and Section 5.06 to 5.19, inclusive;

                  (c) any Obligor shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) or any other Loan Document for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Requesting Banks;

                  (d) any representation, warranty, certification or statement made (or deemed made) by any Obligor in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Company and/or any of its Subsidiaries shall fail to pay, when due or within any applicable grace period, any amount payable in respect of any Material Debt;

                  (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) any of the Company or one or more Subsidiaries (unless such Subsidiaries are Immaterial Subsidiaries) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its assets, or shall consent to any such relief or to the appointment of any such official or to any such official taking possession of any of its assets, or shall make a general assignment for the benefit of creditors, or shall state that it is unable to pay its debts generally as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (h) an involuntary case or other proceeding shall be commenced against the Company or one or more Subsidiaries (unless such Subsidiaries constitute Immaterial Subsidiaries), in each case seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its assets, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan (except for any termination under Section 4041(b) of ERISA) shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

                  (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days;

                  (k) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more of the outstanding shares of common stock of the Company; or Continuing Directors shall cease to constitute a majority of the board of directors of the Company;

                  (l) the Guarantee granted by any Subsidiary Guarantor pursuant to the Guarantee Agreement or the Guarantee granted by the Company pursuant to Article 10 hereof shall cease for any reason to be in full force and effect (other than a result of the release of such Guarantee with respect to any Subsidiary Guarantor or the Company, as the case may be, pursuant to the release provisions contained therein), or any Obligor shall so assert in writing; or

                  (m) (i) any Lien created by any Collateral Document shall at any time on or after such Collateral Document has been executed fail to constitute a valid and perfected Lien on all the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby (other than (x) to the extent attributable to the failure of the Administrative Agent to maintain possession of any Collateral possession of which is necessary in order to perfect such Lien or (y) a result of the release of such Lien with respect to any Collateral pursuant to the release provisions contained in the relevant Collateral Document or as a result of the satisfaction of the Investment Grade Condition) or (ii) any Obligor shall so assert in writing;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and the Swingline Commitment and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Loans and Swingline Loans (together with accrued interest thereon) to be, and the Loans and Swingline Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that if any Event of Default specified in clause (g) or (h) above occurs with respect to any Borrower, then without any notice to any Borrower or any other act by the Administrative Agent or the Banks, the Commitments and the Swingline Commitment shall thereupon terminate and the Loans and Swingline Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

         SECTION 6.02. Notice of Default. The Administrative Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Requesting Banks and shall thereupon notify all the Banks thereof.

         SECTION 6.03. Cash Cover. The Borrowers agree, in addition to the provisions of Section 6.01, that upon the occurrence and during the continuance of any Event of Default, they shall, if requested by the LC Agent upon the instruction of the Required Banks, deposit in the LC Collateral Account an amount in immediately available funds equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, provided that, upon the occurrence of any Event of Default specified in clause (g) or (h) of Section 6.01 with respect to any Borrower, each Borrower shall deposit such amount forthwith without any notice or demand or any other act by the LC Agent or the Banks.

                                    ARTICLE 7

          THE ADMINISTRATIVE AGENT, CO-LEAD ARRANGERS, CO-DOCUMENTATION

                        AGENTS AND CO-SYNDICATION AGENTS

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent and the Co-Lead Arrangers to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent or the Co-Lead Arrangers by the terms thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agents and Affiliates. Each Bank acting as an Agent, Co-Lead Arranger or Swingline Bank in connection with the Loan Documents or the credit facility provided hereby shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not so acting. Each Bank so acting, and each of their respective affiliates, may accept deposits from, lend money to, and generally engage in any kind of business with, the Company or any Subsidiary or affiliate of the Company as if it were not so acting.

         SECTION 7.03. Obligations of the Co-Documentation Agents and Co-Syndication Agents. The Co-Documentation Agents and Co-Syndication Agents, in their capacities as such, shall have no duties, obligations or liabilities of any kind hereunder.

         SECTION 7.04. Obligations of Administrative Agent and Co-Lead Arrangers. The obligations of the Administrative Agent, the Co-Lead Arrangers and the affiliates of each Co-Lead Arranger under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.05. Consultation with Experts. The Administrative Agent, each Co-Lead Arranger, the LC Agent and the affiliates of each Co-Lead Arranger may consult with legal counsel (who may be counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.06. Liability of Agents and Co-Lead Arrangers. None of the Co-Documentation Agents, Co-Syndication Agents, the Administrative Agent, any Co-Lead Arranger, their respective affiliates or their respective directors, officers, agents or employees shall be liable for any action taken or not taken in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. None of the Co-Documentation Agents, Co-Syndication Agents, the Administrative Agent, any Co-Lead Arranger, their respective affiliates or their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any Extension of Credit; (ii) the performance or observance of any of the covenants or agreements of any Obligor; (iii) the satisfaction of any condition specified in Article 3 except, in the case of the Administrative Agent, receipt of items required to be delivered to it; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (v) the existence, validity or sufficiency of any Collateral. The LC Agent shall not incur any liability by acting in reliance upon information supplied by the Administrative Agent as to the Total Usage at any time (including Loans to be made pursuant to Notices of Borrowing theretofore received by the Administrative Agent). The Administrative Agent shall not incur any liability by acting in reliance upon
(i) information supplied to it by the LC Agent as to the Aggregate LC Exposure at any time or (ii) any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.07. Indemnification. The Banks shall, ratably in accordance with their respective Credit Exposures, indemnify the Administrative Agent and the Co-Lead Arrangers and their respective affiliates, directors, officers, agents and employees (to the extent not reimbursed by the Obligors) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with the Loan Documents or any action taken or omitted by such indemnitees thereunder.

         SECTION 7.08. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Co-Lead Arrangers or any Bank Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Co-Lead Arrangers or any Bank Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.09. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Company, such resignation to be effective when a successor Administrative Agent is appointed pursuant to this Section and accepts such appointment. Upon receiving any such notice of resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, subject to the approval of the Company (unless an Event of Default shall have occurred and be continuing at the time of such appointment, in which case the Company's approval will not be required). If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the other Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

         SECTION 7.10. Administrative Agent's Fees. The Company shall pay to the Administrative Agent for its account, fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair .. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan:

                  (a) the Administrative Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

                  (b) in the case of Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans, or to continue such Loans for an additional Interest Period, or to convert outstanding Loans into Euro-Dollar Loans, shall be supended and (ii) each outstanding Euro-Dollar Loan shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any affected Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such affected Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such affected Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower, to continue Euro-Dollar Loans to such Borrower for an additional Interest Period or to convert outstanding Loans of such Borrower into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding to such Borrower shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or Swingline Loan or Letter of Credit or any obligation to make Committed Loans or Swingline Loans or participate in Letters of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) or the Swingline Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or the Swingline Bank or shall impose on any Bank (or its Applicable Lending Office) or the Swingline Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note, its Swingline Loans, its Swingline Note, its obligation to make Fixed Rate Loans or Swingline Loans or its obligation to participate in any Letter of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or participating in any Letter of Credit or increase the cost to the Swingline Bank of making or maintaining any Swingline Loan or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) or the Swingline Bank under this Agreement or under its Note or Swingline Note with respect thereto, by an amount deemed by such Bank or the Swingline Bank to be material, then, within 15 days after receiving a request by such Bank or the Swingline Bank for compensation under this subsection, accompanied by a certificate complying with subsection (e) of this Section (with a copy to the Administrative Agent), the relevant Borrower shall, subject to subsection (f) of this Section, pay to such Bank or the Swingline Bank such additional amount or amounts as will compensate such Bank or the Swingline Bank for such increased cost or reduction.

         (b) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the LC Agent with any request or directive (whether or not having the force of law) made on or after the date of this Agreement by any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against any Letter of Credit issued by the LC Agent or shall impose on the LC Agent any other condition affecting its Letters of Credit or its obligation to issue Letters of Credit and the result of any of the foregoing is to increase the cost to the LC Agent of issuing any Letter of Credit or to reduce the amount of any sum received or receivable by the LC Agent under this Agreement with respect thereto, by an amount deemed by the LC Agent to be material, then, within 15 days after demand by the LC Agent (with a copy to the Administrative Agent), the relevant Borrower shall pay to the LC Agent such additional amount or amounts as will compensate the LC Agent for such increased cost or reduction.

         (c) If any Bank, the Swingline Bank or the LC Agent shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank, the Swingline Bank or the LC Agent, as the case may be (or its Parent), as a consequence of its obligations hereunder to a level below that which such Bank, the Swingline Bank or the LC Agent, as the case may be (or its Parent), could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material, then from time to time, within 15 days after receiving a request by such Bank, the Swingline Bank or the LC Agent, as the case may be, for compensation under this subsection, accompanied by a certificate complying with subsection (e) of this Section (with a copy to the Administrative Agent), the Company shall, subject to subsection (f) of this Section, pay to such Bank, the Swingline Bank or the LC Agent, as the case may be, such additional amount or amounts as will compensate it (or its Parent) for such reduction.

         (d) Each Bank, the Swingline Bank and the LC Agent will promptly notify the Company and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section and will designate a different Applicable Lending Office or LC Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in its judgment, be otherwise disadvantageous to it. If a Bank, the Swingline Bank or the LC Agent fails to notify the Company of any such event within 180 days after such event occurs, it shall not be entitled to compensation under this Section for any effect of such event arising more than 180 days before it does notify the Company thereof.

         (e) Each request by a Bank, the Swingline Bank or the LC Agent for compensation under this Section shall be accompanied by a certificate, signed by one of its authorized employees, setting forth in reasonable detail (i) the basis for claiming such compensation, (ii) the additional amount or amounts to be paid to it hereunder and (iii) the method of calculating such amount or amounts, which certificate shall be conclusive in the absence of manifest error. In determining such amount, such Bank, the Swingline Bank or the LC Agent may use any reasonable averaging and attribution methods.

         (f) Notwithstanding any other provision of this Section, none of the Banks, the Swingline Bank and the LC Agent shall be entitled to compensation under subsection (a), (b) or (c) of this Section if it is not then its general practice to demand compensation in similar circumstances under comparable provisions of other credit agreements.

         SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to the Loan Documents, and all liabilities with respect thereto, excluding (i) in the case of each Bank Party, taxes imposed on or measured by its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which it is organized or qualified to do business (but only if the taxes are imposed solely because such Bank Party is qualified to do business in such jurisdiction without regard to any Loan) or in which its principal executive office is located or in which its Applicable Lending Office or LC Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments other than such withholding tax imposed as a result of a change in treaty, law or regulation occurring after a Bank first becomes subject to this Agreement.

         "OTHER TAXES" means any present or future stamp, documentary or mortgage recording taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to the Loan Documents or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

         (b) Each payment by a Borrower to or for the account of any Bank Party under any Loan Document shall be made without deduction for any Taxes or Other Taxes; provided that, if a Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payment, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such

Bank Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The relevant Borrower agrees to indemnify each Bank Party for the full amount of any Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that such Borrower shall not indemnify any Bank Party for any penalties or interest on any Taxes or Other Taxes accrued during the period between the 15th day after such Bank Party has received a notice from the jurisdiction asserting such Taxes or Other Taxes and such later day on which such Bank Party has informed such Borrower of the receipt of such notice. This indemnification shall be paid within 15 days after such Bank Party makes demand therefor.

         (d) Each Bank Party organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank Party listed on the signature pages hereof and on or prior to the date on which it becomes a Bank Party in the case of each other Bank Party, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank Party remains lawfully able to do so), shall provide the Company with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank Party is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank Party from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank Party or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Bank Party has failed to provide the Company with the appropriate form as required by Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank Party shall not be entitled to indemnification under
Section 8.04(b) or (c) with respect to Taxes (including penalties, interest and expenses) imposed by the United States; provided that if a Bank Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank Party shall reasonably request to assist such Bank Party to recover such Taxes.

         (f) If any Borrower is required to pay additional amounts to or for the account of any Bank Party pursuant to this Section 8.04, then such Bank Party will change the jurisdiction of its Applicable Lending Office or LC Office if, in the judgment of such Bank Party, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank Party.

         (g) If a Bank Party receives a notice from a taxing authority asserting any Taxes or Other Taxes for which any Borrower is required to indemnify such Bank Party under Section 8.04(c), it shall furnish to such Borrower a copy of such notice no later than 90 days after the receipt thereof. If such Bank Party has failed to furnish a copy of such notice to such Borrower within such 90-day period as required by this Section 8.04(g), such Borrower shall not be required to indemnify such Bank Party for any such Taxes or Other Taxes (including penalties, interest and expenses thereon) arising between the 90th day after such Bank Party has received such notice and the day on which such Bank Party has furnished to such Borrower a copy of such notice.

         SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its Euro-Dollar Loans to any Borrower and, in either case, the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, all Loans to such Borrower which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

         SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Company shall have the right, with the assistance of the Administrative Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to replace such Bank. Any substitution under this Section 8.06 may be accomplished, at the Company's option, either (i) by the replaced Bank assigning its rights and obligations hereunder to the replacement bank or banks pursuant to Section 9.06(c) at a mutually agreeable price or (ii) by the Company prepaying all outstanding Loans from the replaced Bank and terminating its Commitment on a date specified in a notice delivered to the Administrative Agent and the replaced Bank at least three Euro-Dollar Business Days before the date so specified (and compensating such Bank for any resulting funding losses as provided in Section 2.14) and concurrently the replacement bank or banks assuming a Commitment in an amount equal to the Commitment being terminated and making Loans in the same aggregate amount and having the same maturity date or dates, respectively, as the Committed Loans being prepaid, all pursuant to documents reasonably satisfactory to the Administrative Agent (and in the case of any document to be signed by the replaced Bank, reasonably satisfactory to such Bank). No such substitution shall relieve the Borrowers of their obligation to compensate and/or indemnify the replaced Bank as required by Sections 8.03 and 8.04 with respect to the period before it is replaced and to pay all accrued interest, accrued fees and other amounts owing to the replaced Bank hereunder.

                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of any Borrower, the LC Agent, the Swingline Bank or the Administrative Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Co-Lead Arranger or its affiliate, at its address, facsimile number or telex number set forth on the signature pages hereof, (c) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (d) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for such purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, three Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 and notices to the LC Agent or the Swingline Bank under Article 2 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by any Bank Party in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Co-Lead Arrangers and their affiliates, including reasonable fees and disbursements of special counsel, in connection with the negotiation and preparation of the Loan Documents, (ii) all reasonable out-of-pocket expenses of the Co-Lead Arrangers, the Administrative Agent and the affiliates of each Co-Lead Arranger, including reasonable fees and disbursements of special counsel and reasonable fees and disbursements of accountants and any other advisors to the Co-Lead Arrangers, the Administrative Agent and the affiliates of each Co-Lead Arranger, in connection with the administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Co-Lead Arrangers and each Bank Party including (without duplication) the fees and disbursements of special counsel and the allocated cost of internal counsel and the fees and disbursements of accountants and any other advisors to the Co-Lead Arrangers or any Bank Party, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Company agrees to indemnify each Bank Party, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of the

Loan Documents or any actual or proposed use of proceeds of Loans or Letters of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Sharing of Set-offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest that has become due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest that has become due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata.

         (b) Each Bank further agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of the principal of and interest on the Reimbursement Obligations held by it or for its account which is greater than the proportion received in respect of the aggregate amount of the principal of and interest on the Reimbursement Obligations held by or for the account of any other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the aggregate amount of the principal of and interest on the Reimbursement Obligations held by or for the account of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of the aggregate amount of the principal of and interest on the Reimbursement Obligations held by or for the account of the Banks shall be shared by them pro rata.

         (c) Nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the relevant Borrower other than its indebtedness hereunder.

         (d) Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, Swingline Loan or Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or the Swingline Note may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Administrative Agent, the LC Agent, the Swingline Bank, or the Co-Lead Arrangers and their affiliates are affected thereby, by the Administrative Agent, the LC Agent, the Swingline Bank, or the Co-Lead Arrangers and their affiliates, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Banks affected thereby, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or Swingline Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or Swingline Loan or any fees hereunder or for the termination of any Commitment, (iv) reduce the principal of or rate of interest on any Reimbursement Obligation, (v) postpone the date fixed for payment by the Borrower of any Reimbursement Obligation or extend the expiry date of any Letter of Credit to a date later than the fifth Domestic Business Day prior to the Termination Date, (vi) unless signed by the Swingline Bank, increase the Swingline Commitment, postpone the date fixed for termination of the Swingline Commitment or otherwise affect any of its rights and obligations, (vii) release the Company from its obligations under Article 10 hereof, or (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement (including without limitation subsection
(b) of this Section 9.05).

         (b) Any provision of the Collateral Documents or the Guarantee Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Obligor party thereto and the Administrative Agent with the consent of the Required Banks; provided that no such amendment or waiver shall, unless signed by each Obligor party thereto and the Administrative Agent with the consent of all the Banks, (i) effect or permit a release of all or substantially all of the Collateral, or (ii) release all or substantially all of the Obligors from their obligations under the Guarantee Agreement or permit termination of the Guarantee Agreement, except in each case as expressly permitted by the terms thereof and, in the case of clause (i) of this proviso,
Section 5.18(b).

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of each Bank, the LC Agent and the Swingline Bank; provided that (x) upon the consummation of any Asset Sale (or any sale or other disposition described in clause (iv) of the definition of Asset Sale) permitted by the terms of this Agreement and consisting of the disposition of all of the capital stock of a Subsidiary Borrower (any such transaction, a "SUBSIDIARY BORROWER ASSET SALE"), (y) release of such Subsidiary Borrower from its obligations under any Guarantee of any other Debt of the Company or any of its Subsidiaries (including without limitation any Debt of the Company described in clause (v) of the parenthetical set forth in Section 5.09 of this Agreement) (or automatic termination of the obligations of such Subsidiary Borrower under any such Guarantee) and (z) repayment in full of all outstanding Loans made to such Subsidiary Borrower and all Reimbursement Obligations owed by such Subsidiary Borrower and cancellation or termination of all Letters of Credit issued for its account (or the assumption on the terms set forth in this Agreement by the Company or any other Borrower under the Credit Agreement of the reimbursement obligations with respect to such Letters of Credit), such Subsidiary Borrower shall be released from its obligations hereunder (and such release shall not require the consent of any Bank Party).

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans or all or any part of its LC Exposure. If any Bank grants a participating interest to a Participant, whether or not upon notice to any of the Borrowers or the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, such Bank shall remain the holder of its Loans or LC Exposure, as the case may be, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.05(a) or clause (i) or (ii) of Section 9.05(b) without the consent of the Participant. Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consents of the Company, the LC Agent, the Swingline Bank and the Administrative Agent (which consents shall not be unreasonably withheld); provided that (i) such consents shall not be required if the Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment or if, at the time of the proposed assignment, an Event of Default has occurred and is continuing; (ii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans and (iii) the $5,000,000 minimum amount specified above for a partial assignment of the transferor Bank's rights and obligations shall not apply if the Assignee was a Bank immediately prior to such assignment. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder (and its Commitment shall be reduced) to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500; provided that the Company shall pay such administrative fee if such assignment is required by the Company pursuant to Section 8.06. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

         (d) Any Bank or Swingline Bank may at any time assign all or any portion of its rights under this Agreement and its Notes or Swingline Notes, as the case may be, to a Federal Reserve Bank. No such assignment shall release the transferor Bank or Swingline Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.07. No-Reliance on Margin Stock. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Governing Law; Submission to Jurisdiction. (a) Each Letter of Credit and Section 2.16 shall be subject to the UCP, and, to the extent not inconsistent therewith, the laws of the State of New York.

         (b) SUBJECT TO CLAUSE (a) OF THIS SECTION, EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         (c) Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to any Loan Document or the transactions contemplated thereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 9.11. Judgment Currency. If for the purposes of enforcing the obligations of any Borrower hereunder it is necessary to convert a sum due from such Person in U.S. dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent and the Banks could purchase dollars with such currency at or about 11:00 A.M. (New York City time) on the Domestic Business Day preceding that on which final judgment is given. The obligations in respect of any sum due to the Agent and the Banks hereunder shall, notwithstanding any adjudication expressed in a currency other than dollars, be discharged only to the extent that on the Domestic Business Day following receipt by the Agent and the Banks of any sum adjudged to be so due in such other currency the Agent and the Banks may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to the Agent and the Banks in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such adjudication, to indemnify the Agent and the Banks against such loss, and if the amount of dollars so purchased exceeds the sum originally due to the Agent and the Banks, it shall remit such excess to such Borrower.

                                   ARTICLE 10

                                    GUARANTY

         SECTION 10.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to any Subsidiary Borrower pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Subsidiary Borrower under the Loan Documents to which it is a party. Upon failure by any Subsidiary Borrower to pay punctually any such amount when due, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

         SECTION 10.02. Guaranty Unconditional. The obligations of the Company under this Article 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Subsidiary Borrower under the Loan Documents to which it is a party, by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to any Loan Document;

                  (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Subsidiary Borrower under any Loan Document to which it is a party;

                  (d) any change in the corporate existence, structure or ownership of any Subsidiary Borrower, or any bankruptcy, insolvency, reorganization or other similar proceeding affecting any Subsidiary Borrower or its assets or any resulting release or discharge of any obligation of any Subsidiary Borrower contained in any Loan Document to which it is a party;

                  (e) the existence of any claim, set-off or other rights which the Company may have at any time against any Subsidiary Borrower, the Administrative Agent, any Bank or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (f) any invalidity or unenforceability relating to or against any Subsidiary Borrower for any reason of any Loan Document to which it is a party, or any provision of applicable law or regulation purporting to prohibit the payment by any Subsidiary Borrower of the principal of or interest on any of its Notes or any other amount payable by it under any Loan Document to which it is a party; or

                  (g) any other act or omission to act or delay of any kind by any Subsidiary Borrower, the Administrative Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's obligations hereunder.

         SECTION 10.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Company's obligations under this Article 10 shall remain in full force and effect until the Commitments shall have terminated, all Letters of Credit shall have terminated or been canceled (unless such Letters of Credit have been fully cash collateralized pursuant to arrangements satisfactory to the LC Agent, or back-stopped by a separate letter of credit, in form and substance and issued by an issuer satisfactory to the LC Agent) and the principal of and interest on the Loans and the Swingline Loans made to each Subsidiary Borrower, the Reimbursement Obligations of each Subsidiary Borrower and all other amounts payable by each Subsidiary Borrower under the Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or Swingline Loan made to any Subsidiary Borrower or any Reimbursement Obligation of such Subsidiary Borrower or other amount payable by such Subsidiary Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the bankruptcy, insolvency or reorganization of such Subsidiary Borrower or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Subsidiary Borrower or any other Person.

         SECTION 10.05. Subrogation. Upon making full payment with respect to any obligation of any Subsidiary Borrower under this Article 10, the Company shall be subrogated to the rights of the payee against such Subsidiary Borrower with respect to such obligation; provided that the Company shall not enforce any payment by way of subrogation against such Subsidiary Borrower so long as (i) any Bank has any Commitment hereunder, (ii) any Letter of Credit is outstanding or (iii) any amount payable by any Subsidiary Borrower hereunder remains unpaid.

         SECTION 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Subsidiary Borrower under the Loan Documents is stayed upon any bankruptcy, insolvency or reorganization of such Subsidiary Borrower or otherwise, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        FOOT LOCKER, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                        Title: Vice President - Investor
                                               Relations and Treasurer

Each of the Subsidiary Borrowers listed below hereby consents to this Agreement and agrees to be a party to, and be bound by, this Agreement.

                                        FOOTLOCKER.COM, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                        FOOT LOCKER RETAIL, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                        TEAM EDITION APPAREL, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                        FOOT LOCKER STORES, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                        FOOT LOCKER SPECIALTY, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                        FOOT LOCKER EUROPE B.V.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Attorney-in-Fact

                                        FOOT LOCKER AUSTRALIA, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                        FOOT LOCKER CANADA
                                          CORPORATION

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                        THE BANK OF NEW YORK

                                        By: /s/ Randolph Medrano
                                            ------------------------------------
                                            Title: Vice President

                                        BANK OF AMERICA, N.A., successor by
                                        merger to Bank of America National Trust and Savings Association

                                        By: /s/ Dan M. Killian
                                            ------------------------------------
                                            Title: Managing Director

                                        FLEET NATIONAL BANK

                                        By: /s/ Beth R. Halligan
                                            ------------------------------------
                                            Title: Managing Director

                                        JPMORGAN CHASE BANK

                                        By: /s/ Paul V. Phelan
                                            ------------------------------------
                                            Title: Vice President

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        formerly known as First Union National
                                        Bank

                                        By: /s/ Beth Rue
                                            ------------------------------------
                                            Title: AVP

                                        WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION

                                        By: /s/ Lori A. Ross
                                            ------------------------------------
                                            Title: Vice President

                                        BANCO POPULAR PUERTO RICO

                                        By: /s/ Hector J. Gonzalez
                                            ------------------------------------
                                            Title: Vice President

                                        U.S. BANK NATIONAL ASSOCIATION
                                          (formerly Firstar Bank, N.A.)

                                        By: /s/ Thomas L. Bayer
                                            ------------------------------------
                                            Title: Vice President

                                        THE BANK OF NOVA SCOTIA

                                        By: /s/ Todd S. Meller
                                            ------------------------------------
                                            Title: Managing Director

                                        THE BANK OF NEW YORK, as Administrative
                                          Agent, LC Agent and Swingline Bank

                                        By: /s/ Randolph Medrano
                                            ------------------------------------
                                            Title: Vice President

                                        BNY CAPITAL MARKETS, INC.

                                        By: /s/ Glenn P. Autorino
                                            ------------------------------------
                                            Title: Managing Director

                                        BANC OF AMERICA SECURITIES LLC

                                        By: /s/ Thomas M. Brown
                                            ------------------------------------
                                            Title: Managing Director

Acknowledged and consented to by:

                                        EASTBAY, INC.
                                        FOOTLOCKER.COM, INC.
                                        FOOT LOCKER AUSTRALIA, INC.
                                        FOOT LOCKER STORES, INC.
                                        ROBBY'S SPORTING GOODS, INC.
                                        TEAM EDITION APPAREL, INC.
                                        FOOT LOCKER CORPORATE SERVICES, INC.
                                        FOOT LOCKER HOLDINGS, INC.
                                        FOOT LOCKER RETAIL, INC.
                                        FOOT LOCKER SOURCING, INC.
                                        FOOT LOCKER SPECIALTY, INC.
                                        FOOT LOCKER INVESTMENTS, LLC
                                        FOOT LOCKER OPERATIONS, LLC
                                        FL EUROPE HOLDINGS, INC.
                                        FOOT LOCKER NEW ZEALAND, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                                        RETAIL COMPANY OF GERMANY, INC.

                                        By: /s/ Peter D. Brown
                                            ------------------------------------
                                            Title: Vice President and Treasurer

                               COMMITMENT SCHEDULE

               Bank                                            Commitment
               ----                                            ----------
The Bank of New York                                          $ 30,000,000

Bank of America, N.A., successor by merger to
Bank of America National Trust and Savings
Association                                                   $ 30,000,000

Fleet National Bank                                           $ 30,000,000

JPMorgan Chase Bank                                           $ 25,000,000

Wachovia Bank, National Association                           $ 25,000,000

Wells Fargo Bank, National Association                        $ 20,000,000

Banco Popular Puerto Rico                                     $ 15,000,000

U.S. Bank National Association                                $ 15,000,000

The Bank of Nova Scotia                                       $ 10,000,000
                                                              ------------

Total                                                         $200,000,000

                                PRICING SCHEDULE

The "EURO-DOLLAR MARGIN", "LC FEE RATE" and "FACILITY FEE RATE" for any day are the respective percentages per annum set forth in the table below in the applicable row under the column corresponding to the Pricing Level that applies on such day:

Pricing Level      Level I     Level II      Level III    Level IV      Level V
-------------------------------------------------------------------------------
Euro-Dollar
Margin and LC
Fee Rate

                    1.500%       1.500%        1.625%       1.625%       1.750%
If Utilization
is 50% or less

If Utilization
exceeds 50%         1.750%       1.750%        1.875%       1.875%        2.00%
------------------------------------------------------------------------------
Facility Fee Rate   0.250%       0.375%        0.500%       0.625%       0.750%
==============================================================================

         "BASE RATE MARGIN" means, on any day, (i) the Euro-Dollar Margin for such day minus (ii) 1.00%.

         For purposes of this Schedule, the following terms have the following meanings:

         "FIXED CHARGE COVERAGE RATIO" means, as of any day, the ratio, at the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered in accordance with the Amended Agreement, of (i) the sum of EBIT plus 1/3 of Annual Rent Expense, in each case for the four consecutive Fiscal Quarters then ended, to (ii) the sum of Interest Expense plus 1/3 of Annual Rent Expense, in each case for the same four consecutive Fiscal Quarters; provided that during any period when financial statements have not been delivered in accordance with the Amended Agreement, the Fixed Charge Coverage Ratio shall be deemed to be less than 1.75:1.

         "LEVEL I PRICING" applies on any day on which the Fixed Charge Coverage Ratio is greater than or equal to 2.5:1.

         "LEVEL II PRICING" applies on any day on which the Fixed Charge Coverage Ratio is greater than or equal to 2.25:1 and Level I Pricing does not apply.

         "LEVEL III PRICING" applies on any day on which the Fixed Charge Coverage Ratio is greater than or equal to 2.00:1 and neither Level I Pricing nor Level II Pricing applies.

         "LEVEL IV PRICING" applies on any day on which the Fixed Charge Coverage Ratio is greater than or equal to 1.75:1 and none of Level I Pricing, Level II Pricing or Level III Pricing applies.

         "LEVEL V PRICING" applies on any day on which no other Pricing Level applies.

         "PRICING LEVEL" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing applies on any day.

         "TOTAL COMMITMENTS" means, at any time, the aggregate amount of the Commitments (whether used or unused) at such time.

         "TOTAL USAGE" means, at any time, the sum of (i) the aggregate outstanding principal amount of all Loans and Swingline Loans and (ii) the Aggregate LC Exposure, all determined at such time.

         "UTILIZATION" means at any date the percentage equivalent of a fraction
(i) the numerator of which is the Total Usage at such date, after giving effect to any borrowing or repayment on such date, and (ii) the denominator of which is the Total Commitments at such date, after giving effect to any reduction of the Commitments on such date. For purposes of this Schedule, if for any reason any Bank has any Credit Exposure after the Commitments terminate, the Utilization on and after the date of such termination shall be deemed to exceed 50%.